CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(1)(2)(3)
5.75% Fixed-to-Floating Rate Subordinated Notes due 2027	$75,000,000	100%	$75,000,000	$8,692.50

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.
(2)	Paid herewith.
(3)	This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in Ameris Bancorp’s Registration Statement on Form S-3ASR (File No. 333-216254) filed with the Securities and Exchange Commission on February 27, 2017.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-216254

Prospectus Supplement
(To Prospectus dated February 27, 2017)

$75,000,000

5.75% Fixed-to-Floating Rate Subordinated Notes due 2027

We are offering $75,000,000 aggregate principal amount of our 5.75% Fixed-to-Floating Rate Subordinated Notes due 2027 (which we refer to as the “Notes”). The Notes will mature on March 15, 2027. From and including March 13, 2017 to but excluding March 15, 2022, we will pay interest on the Notes semi-annually in arrears at a fixed annual interest rate equal to 5.75%. From and including March 15, 2022 to but excluding the stated maturity date or the date of earlier redemption, the interest rate will reset quarterly to an annual interest rate equal to the then-current three-month LIBOR rate plus a spread of 3.616% payable quarterly in arrears. Notwithstanding the foregoing, in the event that three-month LIBOR is less than zero, three-month LIBOR shall be deemed to be zero. Up to and including March 15, 2022, we will pay interest on the Notes on March 15 and September 15 of each year, commencing on September 15, 2017. From and including June 15, 2022 through the stated maturity date or any earlier redemption date, we will pay interest on the Notes on March 15, June 15, September 15 and December 15 of each year.

We may, beginning with the interest payment date of March 15, 2022 and on any interest payment date thereafter, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to but excluding the date of redemption. The Notes will not otherwise be redeemable by us prior to maturity, unless certain events occur, as described under “Description of the Notes — Redemption” in this prospectus supplement. The Notes will not be convertible or exchangeable.

The Notes will be unsecured subordinated obligations of Ameris Bancorp. There is no sinking fund for the Notes. The Notes will be subordinated in right of payment to the payment of our existing and future senior indebtedness, including all of our general creditors, and they will be structurally subordinated to all of our subsidiaries’ existing and future indebtedness and other obligations. The Notes are obligations of Ameris Bancorp only and are not obligations of, and are not guaranteed by, any of our subsidiaries.

Currently, there is no public trading market for the Notes. We do not intend to list the Notes on any securities exchange or to have the Notes quoted on a quotation system.

Investing in the Notes involves risk. Please carefully consider the risks discussed in the “Risk Factors” section beginning on page S-8 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement before making a decision to invest in the Notes.

	Per Note	Total
Public offering price(1)	100.00%	$75,000,000
Underwriting discounts and commissions	1.50%	$1,125,000
Proceeds to us, before expenses	98.50%	$73,875,000

(1)	Plus accrued interest, if any, from the original issue date. The underwriters will also be reimbursed for certain expenses incurred in this offering. See “Underwriting” for details.

Neither the U.S. Securities and Exchange Commission, or “SEC,” nor any state securities commission has approved or disapproved of the Notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes are not savings accounts, deposits or other obligations of our subsidiary bank, Ameris Bank, or any of our nonbank subsidiaries. The Notes are not insured or guaranteed by the Federal Deposit Insurance Corporation, or “FDIC,” or any other governmental agency.

The underwriters expect to deliver the Notes to purchasers in book-entry form through the facilities of The Depository Trust Company against payment therefor in immediately available funds, on or about March 13, 2017.

Sole Book-running Manager

Stephens Inc.

Co-Manager

Sandler O’Neill + Partners, L.P.

The date of this prospectus supplement is March 7, 2017.

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “Ameris,” “the Company,” “we,” “our,” “ours,” and “us” or similar references mean Ameris Bancorp. References to “Ameris Bank” or the “Bank” mean Ameris Bank, which is our wholly owned bank subsidiary.

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the Notes and certain other matters relating to us and our financial condition, and it adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, dated February 27, 2017, which provides more general information about us and the securities that we may offer from time to time, some of which may not apply to this offering. You should read carefully both this prospectus supplement and the accompanying prospectus in their entirety, together with additional information described under the heading “Where You Can Find More Information,” before investing in the Notes. Generally, when we refer to the “prospectus,” we are referring to both parts of this document combined.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-216254) that we filed with the SEC utilizing a “shelf” registration process for the immediate, continuous or delayed offer and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf registration process, we may, from time to time, sell an indeterminate amount of the securities described in the accompanying prospectus in one or more offerings.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and the underwriters have not, authorized anyone to provide any different or inconsistent information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement may be used only for the purpose for which it has been prepared.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. If the information conflicts with any statement in a document that we have incorporated by reference, then you should consider only the statement in the more recent document. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference into those documents is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

We are offering to sell the Notes only in jurisdictions where offers are permitted. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov. Reports, proxy statements and other information that we file with the SEC can also be found on our website, www.amerisbank.com, at the “SEC Filings” link under the “Investor Relations” tab. The information on, or that can be accessed through, our website is not a part of this document.

The SEC’s rules allow us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information incorporated by reference over different information included in this prospectus supplement.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than any information contained in such filings that is deemed “furnished” to, or is otherwise not deemed “filed” with, the SEC in accordance with SEC rules, including, but not limited to, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including related exhibits), until the termination of this offering:

•	Our Annual Report on Form 10-K for the year ended December 31, 2016, filed on February 27, 2017;
•	The information contained in our Definitive Proxy Statement on Schedule 14A filed on April 1, 2016, and specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2015, filed on February 29, 2016;
•	Our Current Reports on Form 8-K filed on January 23, 2017, February 8, 2017 and March 2, 2017; and
•	The description of our common stock contained under the caption “Description of Capital Stock” found in our Preliminary Prospectus dated as of April 21, 1994, filed as part of our Registration Statement on Form SB-2 (Registration No. 33-77930) on April 21, 1994, and any amendments or reports filed for the purpose of updating such description.

You may request a copy of any of the documents incorporated by reference into this prospectus supplement or the accompanying prospectus (other than a copy of an exhibit to a filing, unless that exhibit is specifically incorporated by reference in the filing), at no cost, by writing or telephoning us at the following address and telephone number:

Ameris Bancorp
310 First St., S.E.
Moultrie, Georgia 31768
Attn: Corporate Secretary
(229) 890-1111

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone else to provide you with additional or different information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by the use of words such as “may,” “might,” “will,” “would,” “should,” “could,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “probable,” “potential,” “possible,” “target,” “continue,” “look forward,” or “assume,” and words of similar import. Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and events may differ, possibly materially, from the anticipated results or events indicated in these forward-looking statements. Forward-looking statements are not guarantees of future performance, and we caution you not to place undue reliance on these statements.

You should understand that important factors, including the following, in addition to those discussed elsewhere in this prospectus supplement or the accompanying prospectus, as well as in the documents which are incorporated by reference into this prospectus supplement and the accompanying prospectus, could cause actual results to differ materially from those expressed in such forward-looking statements:

•	the risks of any acquisitions, mergers or divestitures which we may undertake in the future, including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth, expense savings and/or other results from such transactions;
•	the effects of future economic, business and market conditions and changes, including seasonality;
•	legislative and regulatory changes, including changes in banking, securities and tax laws, regulations and policies and their application by our regulators;
•	changes in accounting rules, practices and interpretations;
•	the risks of changes in interest rates on the levels, composition and costs of deposits, loan demand, and the values and liquidity of loan collateral, securities and interest-sensitive assets and liabilities;
•	changes in borrower credit risks and payment behaviors;
•	changes in the availability and cost of credit and capital in the financial markets;
•	changes in the prices, values and sales volumes of residential and commercial real estate;
•	the effects of concentrations in our loan portfolio;
•	our ability to resolve nonperforming assets;
•	the failure of assumptions and estimates underlying the establishment of reserves for possible loan losses and other estimates and valuations;
•	changes in technology or products that may be more difficult, costly or less effective than anticipated; and
•	the effects of war or other conflicts, acts of terrorism, hurricanes, floods, tornados or other catastrophic events that may affect economic conditions.

Our management believes the forward-looking statements about us are reasonable. However, you should not place undue reliance on them. Any forward-looking statements in the prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein are not guarantees of future performance. They involve risks, uncertainties and assumptions, and actual results, developments and business decisions may differ from those contemplated by those forward-looking statements, and such differences may be material. Many of the factors that will determine these results are beyond our ability to control or predict. We disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section.

Any investor in our securities should consider all risks and uncertainties disclosed in our SEC filings described above under the heading “Where You Can Find More Information,” all of which are accessible on the SEC’s website at www.sec.gov.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus supplement. Because this is a summary, it may not contain all of the information that is important to you in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you and the information incorporated by reference herein, before deciding whether to invest in the Notes. You should pay special attention to the information contained under the caption entitled “Risk Factors” in this prospectus supplement and Item 1A., “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, to determine whether an investment in the Notes is appropriate for you.

Ameris Bancorp

Ameris Bancorp, a Georgia corporation, is a bank holding company whose business is conducted primarily through Ameris Bank, a Georgia state-chartered bank and a wholly owned subsidiary of Ameris.

We are headquartered in Moultrie, Georgia, and provide a full range of banking services to our retail and commercial customers through 97 branches primarily concentrated in select markets in Georgia, Alabama, Northern Florida and South Carolina. These branches serve distinct communities in our business areas with autonomy but do so as one bank, leveraging our favorable geographic footprint in an effort to acquire more customers. Deposits with Ameris Bank are insured, up to applicable limits, by the Federal Deposit Insurance Corporation.

Throughout our history, our strategy has been focused on growing our franchise in our historical markets and in select new markets that we have entered through acquisitions. We believe our strategy has resulted in a consistent record of strong growth over an extended period of time, as we have grown from $2.11 billion in total asset at December 31, 2007 to $6.90 billion in total assets at December 31, 2016. At December 31, 2016, we also had $5.37 billion in total loans, $5.58 billion in total deposits and $646.4 million of shareholders’ equity.

Our principal executive offices are located at 310 First St., S.E., Moultrie, Georgia 31768. Our telephone number is (229) 890-1111 and website is www.amerisbank.com. The information on our website is not a part of this prospectus, and the reference to our website address does not constitute incorporation by reference of any information on that website into this prospectus or any prospectus supplement.

Recent Developments

FDIC Consent Order

On December 16, 2016, Ameris Bank entered into a Stipulation to the Issuance of a Consent Order with its bank regulatory agencies, the FDIC and the Georgia Department of Banking and Finance (the “GDBF”), consenting to the issuance of a consent order (the “Order”) relating to the Bank’s Bank Secrecy Act (together with its implementing regulations, the “BSA”) compliance program. In consenting to the issuance of the Order, the Bank did not admit or deny any charges of unsafe or unsound banking practices related to its BSA compliance program.

The Bank began taking corrective actions prior to the entry of the Order after communicating with its regulators and expects that it will be able to undertake and implement all required actions within the time periods specified in the Order. During the fourth quarter of 2016, the Bank recorded a pre-tax charge of $5.75 million for outside consulting services related to remediation activities required under the Order. The Bank will incur additional non-interest expenses associated with the implementation of corrective actions; however, these additional expenses are not expected to have a material impact on the results of operations or financial position of the Bank or the Company.

US Premium Finance

On December 15, 2016, in furtherance of our desire to add new lines of business that complement our existing lines of business to help drive growth, Ameris Bank entered into a Management and License Agreement with William J. Villari and US Premium Financing Holding Company, a Florida corporation (“USPF”), pursuant to which Mr. Villari will manage a division of the Bank operated under the name

“US Premium Finance” and which is engaged in the business of soliciting, originating, servicing, administering and collecting loans made for purposes of funding insurance premiums and other loans made to persons engaged in the insurance business.

Also on December 15, 2016, we entered into a Stock Purchase Agreement with Mr. Villari pursuant to which we agreed to purchase from him 4.99% of the outstanding shares of common stock of USPF, with the further commitment to purchase from him an additional 25.01% of the outstanding shares of USPF common stock by December 31, 2017, subject to the receipt of all necessary regulatory approvals. As consideration for the initial acquisition of 4.99% of the outstanding USPF shares, we agreed to issue to Mr. Villari 128,572 unregistered shares of our common stock in a private placement transaction pursuant to the exemptions from registration provided in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. Those transactions closed on January 18, 2017, and a registration statement was filed with the SEC on February 13, 2017 to register the resale or other disposition of our shares that were issued to Mr. Villari.

THE OFFERING

The following summary contains basic information about the Notes and this offering and is not complete. It does not contain all the information that may be important to you. For a more complete understanding of the Notes, you should read the section of this prospectus supplement entitled “Description of the Notes.”

Issuer:
Ameris Bancorp
Securities Offered:
5.75% Fixed-to-Floating Rate Subordinated Notes due 2027
Aggregate Principal Amount:
$75,000,000
Issue Price:
100%
Maturity Date:
The Notes will mature on March 15, 2027.
Interest Rate:
From and including the issue date to but excluding March 15, 2022, a fixed per annum rate of 5.75%.
From and including March 15, 2022 to but excluding the stated maturity date or the date of earlier redemption, a floating per annum rate equal to the then-current three-month LIBOR rate, determined on the determination date of the applicable interest period, plus a spread of 361.6 basis points (3.616%); provided, however, that in the event that three-month LIBOR is less than zero, three-month LIBOR shall be deemed to be zero. For any determination date, “LIBOR” means the rate as published by Bloomberg (or any successor service) at approximately 11:00 a.m., London time, two business days prior to the commencement of the relevant quarterly interest period, as the London interbank rate for U.S. dollars. If such rate is not available at such time for any reason, then the rate for that interest period will be determined by such alternate method as provided in the Indenture (as defined in “Description of the Notes” in this prospectus supplement). We have appointed Wilmington Trust, National Association as the calculation agent for purposes of determining three-month LIBOR for each floating rate interest period.
Interest Payment Dates:
Up to and including March 15, 2022, we will pay interest on the Notes on March 15 and September 15 of each year, commencing September 15, 2017.
From and including June 15, 2022 through the stated maturity date or the date of earlier redemption, we will pay interest on the Notes on March 15, June 15, September 15, and December 15 of each year.
Record Dates:
The last day of the month immediately preceding the month of the applicable interest payment date.
Day Count Convention:
Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months to but excluding March 15, 2022 and, thereafter, on the basis of the actual number of days in the relevant interest period divided by 360.
No Guarantees:
The Notes are not guaranteed by any of our subsidiaries. As a result, the Notes will be structurally subordinated to the liabilities of our subsidiaries as discussed below under “Ranking.”

Ranking:
The Notes will be our unsecured, subordinated obligations and:

•

will rank junior in right of payment and upon our liquidation to any of our existing and all future Senior Indebtedness (as defined in the Indenture), all as described under “Description of the Notes” in this prospectus supplement;

• will rank junior in right of payment and upon our liquidation to any of our existing and all of our future general creditors;

•

will rank equal in right of payment and upon our liquidation with any of our existing and all of our future indebtedness the terms of which provide that such indebtedness ranks equally with the Notes;

•

will rank senior in right of payment and upon our liquidation to any of our indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to note indebtedness such as the Notes; and

•

will be effectively subordinated to our future secured indebtedness to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to the existing and future indebtedness of our subsidiaries, including without limitation the Bank’s depositors, liabilities to general creditors and liabilities arising in the ordinary course of business or otherwise.

As of December 31, 2016, on a consolidated basis, the Company’s outstanding indebtedness and other liabilities totaled approximately $6.25 billion, which includes approximately $5.58 billion of deposit liabilities. As of December 31, 2016, total liabilities also include approximately $84.23 million of outstanding trust preferred subordinated indebtedness that ranks junior to the Notes.
The Indenture does not limit the amount of additional indebtedness we or our subsidiaries may incur.
Optional Redemption:
We may, beginning with the interest payment date of March 15, 2022, and on any interest payment date thereafter, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to but excluding the date of redemption.
Special Redemption:
We may also redeem the Notes at any time, including prior to March 15, 2022, at our option, in whole but not in part, if: (a) a change or prospective change in law occurs that could prevent us from deducting interest payable on the Notes for U.S. federal income tax purposes; (b) a subsequent event occurs that could preclude the Notes from being recognized as Tier 2 capital for regulatory capital purposes; or (c) we are required to register as an investment company under the Investment Company Act of 1940, as amended; in each case, at a redemption price equal to 100% of the principal amount of the

Notes plus any accrued and unpaid interest to but excluding the redemption date. For more information, see “Description of the Notes — Redemption” in this prospectus supplement.
Sinking Fund:
There is no sinking fund for the Notes.
Further Issuances:
The Notes will initially be limited to an aggregate principal amount of $75,000,000. We may from time to time, without notice to or consent of the holders, increase the aggregate principal amount of the Notes outstanding by issuing additional notes in the future with the same terms as the Notes, except for the issue date, the offering price and the first interest payment date, and such additional notes may be consolidated with the Notes issued in this offering and form a single series.
Use of Proceeds:
We intend to use the net proceeds of this offering to repay existing indebtedness under our revolving credit agreement and for other general corporate purposes, which may include providing capital to support our growth organically or through strategic acquisitions, financing investments and capital expenditures, and for investments in the Bank as regulatory capital. Advances under our revolving credit agreement bear interest at 90-day LIBOR plus 3.50% (equal to 4.43% at December 31, 2016) and are due September 26, 2017. See “Use of Proceeds” in this prospectus supplement.
Form and Denomination:
The Notes will be offered in book-entry form through the facilities of The Depository Trust Company (which, along with its successors, we refer to as “DTC”) in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.
Listing:
The Notes will not be listed on any securities exchange or quoted on any quotation system.
Governing Law:
The Notes and the Indenture will be governed by the laws of the State of New York.
Trustee:
Wilmington Trust, National Association.
Risk Factors:
An investment in the Notes involves risks. You should carefully consider the information contained under “Risk Factors” in this prospectus supplement and Item 1A., “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as well as other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and the notes thereto, before making an investment decision.
Consolidated Earnings Ratios:
Please refer to the information contained under “Consolidated Ratios of Earnings to Fixed Charges and Preferred Stock Dividends” in this prospectus supplement for a presentation of such ratios for each of the last five years.

SUMMARY HISTORICAL FINANCIAL DATA

The following tables set forth selected consolidated historical financial and other data for the periods ended and as of the dates indicated. The selected consolidated financial data presented below as of and for the years ended December 31, 2016, 2015 and 2014 is derived from our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference herein. The financial data presented below as of and for the years ended December 31, 2013 and 2012 has been derived from our audited consolidated financial statements for such periods that are not incorporated by reference herein.

This summary historical financial data should be read in conjunction with the information in Item 7., “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Annual Report on Form 10-K for the year ended December 31, 2016, and with our consolidated financial statements and related notes incorporated by reference into this prospectus supplement and accompanying prospectus. Results from past periods are not necessarily indicative of results that may be expected for any future period.

(In thousands, except per share data and ratios)	Years Ended December 31,
	2016	2015	2014	2013	2012
Selected Balance Sheet Data:
Total assets	$6,892,031	$5,588,940	$4,037,511	$3,667,649	$3,019,052
Earning Assets	6,293,670	5,084,658	3,574,561	3,232,769	2,554,551
Mortgage loans held for sale	105,924	111,182	94,759	67,278	48,786
Loans, net of unearned income	3,626,821	2,406,877	1,889,881	1,618,454	1,450,635
Purchased, non-covered loans (excluding loan pools)	1,011,031	771,554	674,239	448,753	—
Purchased, non-covered loan pools	568,314	592,963	—	—	—
Covered loans	58,160	137,529	271,279	390,237	507,712
Investment securities available for sale	822,735	783,185	541,805	486,235	346,909
FDIC loss-share receivable, net of clawback	—	6,301	31,351	65,441	159,724
Total deposits	5,575,163	4,879,290	3,431,149	2,999,231	2,624,663

FDIC loss-share payable, net of clawback	6,313	—	—	—	—
Stockholders’ equity	646,437	514,759	366,028	316,699	279,017
Selected Income Statement Data:
Interest income	$239,065	$190,393	$164,566	$126,322	$129,479
Interest expense	19,694	14,856	14,680	10,137	15,074
Net interest income	219,371	175,537	149,886	116,185	114,405
Provision for loan losses	4,091	5,264	5,648	11,486	31,089
Noninterest income	105,801	85,586	62,836	46,549	57,874
Noninterest expenses	215,835	199,115	150,869	121,945	119,470
Income before tax	105,246	56,744	56,205	29,303	21,720
Income tax expense	33,146	15,897	17,482	9,285	7,285
Net income	72,100	40,847	38,723	20,018	14,435
Preferred stock dividends	—	—	286	1,738	3,577
Net income available to common stockholders	72,100	40,847	38,437	18,280	10,858

(In thousands, except per share data and ratios)	Years Ended December 31,
	2016	2015	2014	2013	2012
Per Share Data:
Earnings per share available to common shareholders:
Basic	$2.10	$1.29	$1.48	$0.76	$0.46
Diluted	2.08	1.27	1.46	0.75	0.46
Common book value per share (period end)	18.51	15.98	13.67	11.50	10.56
Tangible book value per share	14.42	12.65	10.99	9.87	10.39
Cash Dividends per share	0.30	0.20	0.15	—	—
Profitability Ratios:
Net income to average total assets	1.17%	0.85%	1.08%	0.70%	0.49%
Net income to average stockholders equity	11.75	8.37	12.40	8.06	5.99
Net interest margin (TE)	3.99	4.12	4.59	4.74	4.60
Efficiency ratio	66.68	76.25	70.92	74.94	69.35
Loan Quality Ratios:
Net charge-offs to average loans*	0.11%	0.22%	0.34%	0.75%	2.87%
Allowance for loan losses to total loans*	0.56	0.85	1.12	1.38	1.63
Non performing assets to total loans and OREO**	1.12	1.60	3.35	3.49	5.28
Liquidity Ratios:
Loans to total deposits	94.42%	80.11%	82.64%	81.94%	74.61%
Average loans to average earning assets	80.83	75.96	80.22	78.08	77.83
Noninterest-bearing deposits to total deposits	28.22	27.26	24.46	22.29	19.46
Capital Adequacy Ratios:
Stockholders’ equity to total assets	9.38%	9.21%	9.07%	8.63%	9.24%
Common stock dividend payout ratio	14.29	15.50	10.14	NM	NM

*	Excludes purchased non-covered and covered assets
**	Excludes covered assets

RISK FACTORS

An investment in the Notes involves a number of risks. This prospectus supplement does not describe all of those risks. Before you decide whether an investment in the Notes is suitable for you, you should carefully consider the risks described below relating to the offering as well as the risk factors concerning our business included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, in addition to the other information in this prospectus supplement and the accompanying prospectus, including our other filings which are incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus for discussions of these other filings. The prospectus is qualified in its entirety by those risk factors.

Risks Related to Our Company and Industry

Our revenues are highly correlated to market interest rates.

Our assets and liabilities are primarily monetary in nature, and as a result, we are subject to significant risks tied to changes in interest rates. Our ability to operate profitably is largely dependent upon net interest income. In 2016, net interest income made up 67.5% of our recurring revenue. Unexpected movement in interest rates, that may or may not change the slope of the current yield curve, could cause our net interest margins to decrease, subsequently decreasing net interest income. In addition, such changes could materially adversely affect the valuation of our assets and liabilities.

At present our one-year interest rate sensitivity position is mildly liability sensitive, such that a gradual increase in interest rates during the next twelve months should have a slightly negative impact on net interest income during that period. However, as with most financial institutions, our results of operations are affected by changes in interest rates and our ability to manage this risk. The difference between interest rates charged on interest-earning assets and interest rates paid on interest-bearing liabilities may be affected by changes in market interest rates, changes in relationships between interest rate indices, and changes in the relationships between long-term and short-term market interest rates. In addition, the mix of assets and liabilities could change as varying levels of market interest rates might present our customer base with more attractive options.

Certain changes in interest rates, inflation, deflation or the financial markets could affect demand for our products and our ability to deliver products efficiently.

Loan originations, and potentially loan revenues, could be materially adversely impacted by sharply rising interest rates. Conversely, sharply falling rates could increase prepayments within our securities portfolio lowering interest earnings from those investments. An unanticipated increase in inflation could cause our operating costs related to salaries and benefits, technology and supplies to increase at a faster pace than revenues.

The fair market value of our securities portfolio and the investment income from these securities also fluctuate depending on general economic and market conditions. In addition, actual net investment income and/or cash flows from investments that carry prepayment risk, such as mortgage-backed and other asset-backed securities, may differ from those anticipated at the time of investment as a result of interest rate fluctuations.

Our concentration of real estate loans subjects the Company to risks that could materially adversely affect our results of operations and financial condition.

The majority of our loan portfolio is secured by real estate. As the economy deteriorated and depressed real estate values in recent years, the collateral value of the portfolio and the revenue stream from those loans came under stress and required additional provision to the allowance for loan losses. Our ability to dispose of foreclosed real estate and resolve credit quality issues is dependent on real estate activity and real estate prices, both of which have been unpredictable for several years.

The Company and the Bank are operating under enhanced regulatory supervision that could materially and adversely affect our business.

On December 16, 2016, the Bank entered into a Stipulation to the Issuance of a Consent Order with its bank regulatory agencies, the FDIC and the GDBF, consenting to the issuance of the Order relating to weaknesses in the Bank’s BSA compliance program. In consenting to the issuance of the Order, the Bank did not admit or deny any charges of unsafe or unsound banking practices related to its BSA compliance program.

Under the terms of the Order, the Bank or its board of directors is required to take certain affirmative actions to comply with the Bank’s obligations under the BSA. These include, but are not limited to, the following: strengthening the board of directors’ oversight of BSA activities; enhancing and adopting a revised BSA compliance program; completing a BSA risk assessment; developing a revised system of internal controls designed to ensure full compliance with the BSA; reviewing and revising customer due diligence and risk assessment processes, policies and procedures; developing, adopting and implementing effective BSA training programs; assessing BSA staffing needs and resources and appointing a qualified BSA officer; establishing an independent BSA testing program; ensuring that all reports required by the BSA are accurately and properly filed; and engaging an independent firm to review past account activity to determine whether suspicious activity was properly identified and reported.

The Order is expected to result in additional BSA compliance expenses for the Bank and the Company. It may also have the effect of limiting or delaying the Bank’s and the Company’s ability to obtain regulatory approval for certain expansionary activities, to the extent desired by the Company.

Our failure to comply with the Order may result in additional regulatory action, including civil money penalties against the Bank and its officers and directors or enforcement of the Order through court proceedings, which could have a material and adverse effect on our business, results of operations, financial condition, cash flows and stock price.

Greater loan losses than expected may materially adversely affect our earnings.

We, as lenders, are exposed to the risk that our customers will be unable to repay their loans in accordance with their terms and that any collateral securing the payment of their loans may not be sufficient to assure repayment. Credit losses are inherent in the business of making loans and could have a material adverse effect on our operating results. Our credit risk with respect to our real estate and construction loan portfolio will relate principally to the creditworthiness of business entities and the value of the real estate serving as security for the repayment of loans. Our credit risk with respect to our commercial and consumer loan portfolio will relate principally to the general creditworthiness of businesses and individuals within our local markets.

We make various assumptions and judgments about the collectability of our loan portfolio and provide an allowance for estimated loan losses based on a number of factors. We believe that our current allowance for loan losses is adequate. However, if our assumptions or judgments prove to be incorrect, the allowance for loan losses may not be sufficient to cover actual loan losses. We may have to increase our allowance in the future in response to the request of one of our primary banking regulators, to adjust for changing conditions and assumptions, or as a result of any deterioration in the quality of our loan portfolio. The actual amount of future provisions for loan losses cannot be determined at this time and may vary from the amounts of past provisions.

Our business is highly correlated to local economic conditions in a geographically concentrated part of the United States.

Unlike larger organizations that are more geographically diversified, our banking offices are primarily concentrated in select markets in Georgia, Alabama, Florida and South Carolina. As a result of this geographic concentration, our financial results depend largely upon economic conditions in these market areas. Deterioration in economic conditions in the markets we serve could result in one or more of the following:

•	an increase in loan delinquencies;
•	an increase in problem assets and foreclosures;
•	a decrease in the demand for our products and services; and
•	a decrease in the value of collateral for loans, especially real estate, in turn reducing customers’ borrowing power, the value of assets associated with problem loans and collateral coverage.

We face additional risks due to our increased mortgage banking activities that could negatively impact net income and profitability.

We sell substantially all of the mortgage loans that we originate. The sale of these loans generates noninterest income and can be a source of liquidity for the Bank. Disruption in the secondary market for residential mortgage loans as well as declines in real estate values could result in one or more of the following:

•	our inability to sell mortgage loans on the secondary market, which could negatively impact our liquidity position;
•	declines in real estate values could decrease the potential of mortgage originations, which could negatively impact our earnings;
•	if it is determined that loans were made in breach of our representations and warranties to the secondary market, we could incur losses associated with the loans;
•	increased compliance requirements could result in higher compliance costs, higher foreclosure proceedings or lower loan origination volume, all which could negatively impact future earnings; and
•	a rise in interest rates could cause a decline in mortgage originations, which could negatively impact our earnings.

Legislation and regulatory proposals enacted in response to market and economic conditions may materially adversely affect our business and results of operations.

The banking industry is heavily regulated. We are subject to examinations, supervision and comprehensive regulation by various federal and state agencies. Our compliance with these regulations is costly and restricts certain of our activities. Banking regulations are primarily intended to protect the federal deposit insurance fund and depositors, not shareholders. The burden imposed by federal and state regulations puts banks at a competitive disadvantage compared to less regulated competitors such as finance companies, mortgage banking companies and leasing companies. Changes in the laws, regulations and regulatory practices affecting the banking industry may increase our costs of doing business or otherwise adversely affect us and create competitive advantages for others. Federal economic and monetary policies may also affect our ability to attract deposits and other funding sources, make loans and investments and achieve satisfactory interest spreads.

The Dodd-Frank Act represents a significant overhaul of many aspects of the regulation of the financial-services industry, including new or revised regulation of such things as systemic risk, capital adequacy, deposit insurance assessments and consumer financial protection. In addition, the federal banking regulators have issued joint guidance on incentive compensation and the Treasury and the federal banking regulators have issued statements calling for higher capital and liquidity requirements for banking organizations. Complying with these and other new legislative or regulatory requirements, and any programs established thereunder, could have a material adverse impact on our results of operations, our financial condition and our ability to fill positions with the most qualified candidates available.

Our growth and financial performance may be negatively impacted if we are unable to successfully execute our growth plans.

Economic conditions and other factors, such as our ability to identify appropriate markets for expansion, our ability to recruit and retain qualified personnel, our ability to fund earning asset growth at a reasonable and profitable level, sufficient capital to support our growth initiatives, competitive factors and banking laws, will impact our success.

We may seek to supplement our internal growth through acquisitions. We cannot predict with certainty the number, size or timing of acquisitions, or whether any such acquisitions will occur at all. Our acquisition efforts have traditionally focused on targeted banking entities in markets in which we currently operate and markets in which we believe we can compete effectively. However, as consolidation of the financial services industry continues, the competition for suitable acquisition candidates may increase. We may compete with other financial services companies for acquisition opportunities, and many of these competitors have greater financial resources than we do and may be able to pay more for an acquisition than we are able or willing to pay. We also may need additional debt or equity financing in the future to fund acquisitions. We may not be able to obtain additional financing or, if available, it may not be in amounts and on terms acceptable to us. If we are unable to locate suitable acquisition candidates willing to sell on terms acceptable to us, or we are otherwise unable to obtain additional debt or equity financing necessary for us to continue making acquisitions, we would be required to find other methods to grow our business and we may not grow at the same rate we have in the past, or at all.

Generally, we must receive federal regulatory approval before we can acquire a bank or bank holding company. In determining whether to approve a proposed bank acquisition, federal bank regulators will consider, among other factors, the effect of the acquisition on the competition, financial condition and future prospects. The regulators also review current and projected capital ratios and levels, the competence, experience and integrity of management and its record of compliance with laws and regulations, the convenience and needs of the communities to be served (including the acquiring institution’s record of compliance under the Community Reinvestment Act) and the effectiveness of the acquiring institution in combating money laundering activities. We cannot be certain when or if, or on what terms and conditions, any required regulatory approvals will be granted. We may also be required to sell banks or branches as a condition to receiving regulatory approval, which condition may not be acceptable to us or, if acceptable to us, may reduce the benefit of any acquisition.

In the past, we have utilized de novo branching in new and existing markets as a way to supplement our growth. De novo branching and any acquisition carry with it numerous risks, including the following:

•	the inability to obtain all required regulatory approvals;
•	significant costs and anticipated operating losses associated with establishing a de novo branch or a new bank;
•	the inability to secure the services of qualified senior management;
•	the local market may not accept the services of a new bank owned and managed by a bank holding company headquartered outside of the market area of the new bank;
•	economic downturns in the new market;
•	the inability to obtain attractive locations within a new market at a reasonable cost; and
•	the additional strain on management resources and internal systems and controls.

We have experienced to some extent many of these risks with our de novo branching to date.

We rely on dividends from the Bank for most of our revenue.

Ameris is a separate and distinct legal entity from its subsidiaries. It receives substantially all of its revenue from dividends from the Bank. These dividends are the principal source of funds to pay dividends on the common stock and interest and principal on the Company’s debt. Various federal and state laws and regulations limit the amount of dividends that the Bank may pay to the Company. Also, the Company’s right to participate in a distribution of assets upon a subsidiary’s liquidation or reorganization is subject to the prior claims of the subsidiary’s creditors. In the event the Bank is unable to pay dividends to the Company, the Company may not be able to service debt, pay obligations or pay dividends on the common stock and its business, financial condition and results of operations may be materially adversely affected. Consequently, cash-based activities, including further investments in the Bank or in support of the Bank, could require borrowings or additional issuances of common or preferred stock.

We are subject to regulation by various federal and state entities.

We are subject to the regulations of the SEC, the Board of Governors of the Federal Reserve System (the “Federal Reserve”), the FDIC and the GDBF. New regulations issued by these agencies may adversely affect our ability to carry on our business activities. We are subject to various federal and state laws and certain changes in these laws and regulations may adversely affect our operations. Noncompliance with certain of these regulations may impact our business plans, including our ability to branch, offer certain products or execute existing or planned business strategies.

We are also subject to the accounting rules and regulations of the SEC and the Financial Accounting Standards Board. Changes in accounting rules could materially adversely affect the reported financial statements or our results of operations and may also require extraordinary efforts or additional costs to implement. Any of these laws or regulations may be modified or changed from time to time, and we cannot be assured that such modifications or changes will not adversely affect us.

We are subject to industry competition which may have an impact upon our success.

Our profitability depends on our ability to compete successfully. We operate in a highly competitive financial services environment. Certain competitors are larger and may have more resources than we do. We face competition in our regional market areas from other commercial banks, savings and loan associations, credit unions, internet banks, mortgage companies, finance companies, mutual funds, insurance companies, brokerage and investment banking firms, and other financial intermediaries that offer similar services. Some of our nonbank competitors are not subject to the same extensive regulations that govern us or our bank subsidiary and may have greater flexibility in competing for business.

Another competitive factor is that the financial services market, including banking services, is undergoing rapid changes with frequent introductions of new technology-driven products and services. Our future success may depend, in part, on our ability to use technology competitively to provide products and services that provide convenience to customers and create additional efficiencies in our operations.

Changes in the policies of monetary authorities and other government action could materially adversely affect our profitability.

The results of our operations are affected by credit policies of monetary authorities, particularly the Federal Reserve. The instruments of monetary policy employed by the Federal Reserve include open market operations in U.S. government securities, changes in the discount rate or the federal funds rate on bank borrowings and changes in reserve requirements against bank deposits. In view of uncertain conditions in the national economy and in the money markets, we cannot predict with certainty possible future changes in interest rates, deposit levels, loan demand or our business and earnings.

We may need to rely on the financial markets to provide needed capital.

Our common stock is listed and traded on NASDAQ. If the liquidity of the NASDAQ market should fail to operate at a time when we may seek to raise equity capital, or if conditions in the capital markets are adverse, we may be constrained in raising capital. Downgrades in the opinions of the analysts that follow our Company may cause our stock price to fall and significantly limit our ability to access the markets for additional capital. Should these risks materialize, our ability to further expand our operations through internal growth or acquisition may be limited.

We face risks related to our operational, technological and organizational infrastructure.

Our ability to grow and compete is dependent on our ability to build or acquire the necessary operational and technological infrastructure and to manage the cost of that infrastructure while we expand. Similar to other large corporations, in our case, operational risk can manifest itself in many ways, such as errors related to failed or inadequate processes, faulty or disabled computer systems, fraud by employees or persons outside of our Company and exposure to external events. We are dependent on our operational infrastructure to help manage these risks. In addition, we are heavily dependent on the strength and capability of our technology systems which we use both to interface with our customers and to manage our internal financial and other systems. Our ability to develop and deliver new products that meet the needs of our existing customers and attract new customers depends in part on the functionality of our technology systems. Additionally, our ability to run our business in compliance with applicable laws and regulations is dependent on these infrastructures.

We continuously monitor our operational and technological capabilities and make modifications and improvements when we believe it will be cost effective to do so. In some instances, we may build and maintain these capabilities ourselves. We also outsource some of these functions to third parties. These third parties may experience errors or disruptions that could adversely impact us and over which we may have limited control. We also face risk from the integration of new infrastructure platforms and/or new third party providers of such platforms into our existing businesses.

A security breach, cyber-attack or interruption of our technology systems may impact our financial results and customer retention.

We rely on data processing systems on a variety of computing platforms and networks. While we believe we have implemented appropriate measures to mitigate potential risks to our operations and technology functions, we cannot be certain that a security breach, cyber-attack or interruption will not occur. Such an interruption or security breach could disrupt our operations or result in the disclosure of sensitive, personal customer information. This could have a negative impact on our financial results through damage to our reputation, costs to remediate the situation, potential civil litigation, additional regulatory scrutiny, loss of customers and potential financial liability.

Financial services companies depend on the accuracy and completeness of information about customers and counterparties.

In deciding whether to extend credit or enter into other transactions, the Company may rely on information furnished by or on behalf of customers and counterparties, including financial statements, credit reports and other financial information. The Company may also rely on representations of those customers, counterparties or other third parties, such as independent auditors, as to the accuracy and completeness of that information. Reliance on inaccurate or misleading financial statements, credit reports or other financial information could have a material adverse impact on the Company’s business and, in turn, the Company’s financial condition and results of operations.

Reputational risk and social factors may impact our results.

Our ability to originate and maintain accounts is highly dependent upon customer and other external perceptions of our business practices and our financial health. Adverse perceptions regarding our business practices or our financial health could damage our reputation in both the customer and funding markets, leading to difficulties in generating and maintaining accounts as well as in financing them. Adverse developments with respect to the consumer or other external perceptions regarding the practices of our competitors, or our industry as a whole, may also adversely impact our reputation. In addition, adverse reputational impacts on third parties with whom we have important relationships may also adversely impact our reputation. Adverse impacts on our reputation, or the reputation of our industry, may also result in greater regulatory or legislative scrutiny, which may lead to laws, regulations or regulatory actions that may change or constrain the manner in which we engage with our customers and the products we offer. Adverse reputational impacts or events may also increase our litigation risk. We carefully monitor internal and external developments for areas of potential reputational risk and have established governance structures to assist in evaluating such risks in our business practices and decisions.

We may not be able to attract and retain skilled people.

The Company’s success depends, in large part, on its ability to attract and retain key people. Competition for the best people in most activities engaged in by the Company can be intense and the Company may not be able to hire people or to retain them. The unexpected loss of services of one or more of the Company’s key personnel could have a material adverse impact on the Company’s business because of their skills, knowledge of the Company’s market, years of industry experience and the difficulty of promptly finding qualified replacement personnel.

We engage in acquisitions of other businesses from time to time. These acquisitions may not produce revenue or earnings enhancements or cost savings at levels or within timeframes originally anticipated and may result in unforeseen integration difficulties.

When appropriate opportunities arise, we will engage in acquisitions of other businesses. Difficulty in integrating an acquired business or company may cause us not to realize expected revenue increases, cost savings, increases in geographic or product presence or other anticipated benefits from any acquisition. The integration could result in higher than expected deposit attrition (run-off), loss of key employees, disruption of our business or the business of the acquired company, or otherwise adversely affect our ability to maintain relationships with customers and employees or achieve the anticipated benefits of the acquisition. We will likely need to make additional investments in equipment and personnel to manage higher asset levels and loan balances as a result of any significant acquisition, which may materially adversely impact our earnings. Also, the negative effect of any divestitures required by regulatory authorities in acquisitions or business combinations may be greater than expected.

Depending on the condition of any institution that we may acquire, any acquisition may, at least in the near term, materially adversely affect our capital and earnings and, if not successfully integrated following the acquisition, may continue to have such effects.

Changes in national and local economic conditions could lead to higher loan charge-offs in connection with past FDIC-assisted transactions, all of which may not be supported by loss-sharing agreements with the FDIC.

Although loan portfolios acquired in past FDIC-assisted transactions have initially been accounted for at fair value, we do not yet know whether many of the loans we acquired will become impaired, and impairment may result in additional charge-offs to the portfolio. The fluctuations in national, regional and local economic conditions, including those related to local residential, commercial real estate and construction markets, may increase the level of charge-offs that we make to our loan portfolio, and, consequently, reduce our net income, and may also increase the level of charge-offs on the loan portfolios that we have acquired such acquisitions and correspondingly reduce our net income. These fluctuations are not predictable, cannot be controlled and may have a material adverse impact on our operations and financial condition even if other favorable events occur.

Although we have entered into loss-sharing agreements with the FDIC which provide that a significant portion of losses related to specified loan portfolios that we have acquired in connection with the FDIC-assisted transactions will be borne by the FDIC, we are not protected for all losses resulting from charge-offs with respect to those specified loan portfolios. Additionally, the loss-sharing agreements have limited terms, some of which have already expired; therefore, any charge-off of related losses that we experience after the term of the loss-sharing agreements will not be reimbursable by the FDIC and will negatively impact our net income. The loss-sharing agreements also impose standard requirements on us which must be satisfied in order to retain loss share protections.

Hurricanes or other adverse weather events could disrupt our operations or negatively affect economic conditions in the markets we serve, which could have an adverse effect on our business or results of operations.

Our market areas, located in the southeastern United States, are susceptible to natural disasters, such as hurricanes, tropical storms, other severe weather events and related flooding and wind damage. These natural disasters could negatively impact regional economic conditions, cause a decline in the value of mortgage properties or the destruction of mortgaged properties, cause an increase in the risk of delinquencies, foreclosures or losses on loans originated by us, damage our banking facilities and offices and negatively impact our growth strategy. We cannot predict with certainty whether or to what extent damage that may be caused by severe weather events will affect our operations or assets or the economies in our current or future market areas.

The value of the Company’s deferred tax assets could be reduced if corporate income tax rates are reduced or as a result of other changes in the United States corporate tax system.

Governmental officials have recently made public statements regarding potential reductions in United States federal corporate income tax rates. While the Company’s income tax expense may benefit from a reduction in applicable income tax rates, such a reduction could negatively impact the value of the Company’s deferred tax assets and result in a reduction in the Company’s net income for the period in which the change is enacted. Statements have also been made publicly by governmental officials regarding possible other, more sweeping changes to the United States tax system generally. We cannot predict with certainty whether any such tax rate reductions or other tax reform proposals will be enacted into law or whether or how they may affect the Company.

Risks Related to the Notes and this Offering

Our obligations under the Notes will be unsecured and subordinated to any Senior Indebtedness.

The Notes will be unsecured subordinated obligations of Ameris Bancorp. Accordingly, they will be junior in right of payment to any of our existing and future Senior Indebtedness. The Notes will rank equally with all of our other unsecured subordinated indebtedness issued in the future under the Indenture. In addition, the Notes will be structurally subordinated to all existing and future indebtedness, liabilities and other obligations, including deposits, of our current and future subsidiaries, including the Bank. As of December 31, 2016, on a consolidated basis, we had outstanding indebtedness and other liabilities totaling approximately $6.16 billion, which includes approximately $5.58 billion of deposit liabilities. At December 31, 2016, total liabilities also included approximately $84.23 million of outstanding trust preferred subordinated indebtedness that ranks junior to the Notes.

In addition, the Notes will not be secured by any of our assets. As a result, the Notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness. The Indenture does not limit the amount of Senior Indebtedness and other financial obligations or secured obligations that we or our subsidiaries may incur.

As a result of the subordination provisions described above and in the following paragraph, holders of Notes may not be fully repaid in the event of our bankruptcy, liquidation or reorganization.

The Notes are not obligations of, or guaranteed by, our subsidiaries and are structurally subordinated to all liabilities of our subsidiaries.

The Notes will be obligations of Ameris Bancorp only and will not be guaranteed by any of our subsidiaries, including the Bank. The Notes will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries, which means that creditors of our subsidiaries (including, in the case of the Bank, its depositors) generally will be paid from those subsidiaries’ assets before holders of the Notes would have any claims to those assets. Even if we become a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any debt of that subsidiary senior to that held by us, and our rights could otherwise be subordinated to the rights of other creditors and depositors of that subsidiary. Furthermore, none of our subsidiaries is under any obligation to make payments to us, and any payments to us would depend on the earnings or financial condition of our subsidiaries and various business considerations. Statutory, contractual or other restrictions also limit our subsidiaries’ ability to pay dividends or make distributions, loans or advances to us. For these reasons, we may not have access to any assets or cash flows of our subsidiaries to make interest and principal payments on the Notes.

We may incur a substantial level of debt that could materially adversely affect our ability to generate sufficient cash to fulfill our obligations under the Notes.

Neither we, nor any of our subsidiaries, are subject to any limitations under the terms of the Indenture from issuing, accepting or incurring any amount of additional debt, deposits or other liabilities, including Senior Indebtedness or other obligations ranking senior to or equally with the Notes. We and our subsidiaries are expected to incur additional debt and other liabilities from time to time, and our level of debt and the risks related thereto could increase.

A substantial level of debt could have important consequences to holders of the Notes, including the following:

•	making it more difficult for us to satisfy our obligations with respect to our debt, including the Notes;
•	requiring us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for other purposes;

•	increasing our vulnerability to adverse economic and industry conditions, which could place us at a disadvantage compared to our competitors that have relatively less debt;
•	limiting our flexibility in planning for, or reacting to, changes in our business and the industries in which we operate; and
•	limiting our ability to borrow additional funds, or to dispose of assets to raise funds, if needed, for working capital, capital expenditures, acquisitions and other corporate purposes.

In addition, a breach of any of the restrictions or covenants in our debt agreements could cause a cross-default under other debt agreements. A significant portion of our debt then may become immediately due and payable. We are not certain whether we would then have, or be able to obtain, sufficient funds to make these accelerated payments. If any of our debt is accelerated, our assets may not be sufficient to repay such debt in full.

The Indenture has limited covenants and does not contain any limitations on our ability to grant or incur a lien on our assets, sell or otherwise dispose of assets, pay dividends or repurchase our capital stock, which may not protect your investment.

In addition to the absence of any restrictions on us or our subsidiaries on incurring any additional debt or other liabilities, we are not restricted under the Indenture from granting security interests over our assets, or from paying dividends or issuing or repurchasing our securities. Also, there are no covenants in the Indenture requiring us to achieve or maintain any minimum financial results relating to our financial position or results of operations. You are not protected under the Indenture in the event of a highly leveraged transaction, reorganization, a default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect our ability to make payments on the Notes when due.

Our access to funds from Ameris Bank may become limited, thereby restricting our ability to make payments on our obligations.

Ameris Bancorp is a separate and distinct legal entity from the Bank and our other subsidiaries. Our principal source of funds to make payments on the Notes and our other obligations is dividends, distributions and other payments from the Bank. The Bank is subject to laws that authorize regulatory bodies to block or reduce the flow of funds from the Bank to us, which could impede access to funds we need to make payments on our obligations, including interest and principal payments on the Notes. For example, under Georgia law, the prior approval of the Georgia Department of Banking and Finance is required before any cash dividends may be paid by a state bank if: (i) total classified assets at the most recent examination of such bank exceed 80% of the equity capital (as defined, which includes the reserve for loan losses) of such bank; (ii) the aggregate amount of dividends declared or anticipated to be declared in the calendar year exceeds 50% of the net profits (as defined) for the previous calendar year; or (iii) the ratio of equity capital to adjusted total assets is less than 6%.

In addition, effective January 1, 2016, banks and bank holding companies are required to maintain a capital conservation buffer on top of minimum risk-weighted asset ratios. This buffer is designed to absorb losses during periods of economic stress. When fully phased-in on January 1, 2019, the capital conservation buffer will be 2.5%. Banking institutions that do not maintain capital in excess of the capital conservation buffer will face constraints on dividends, equity repurchases and compensation based on the amount of the shortfall. Accordingly, if the Bank does not maintain capital in excess of the buffer, distributions to the Company may be prohibited or limited and we may not have funds to make principal and interest payments on the Notes.

For more information about these restrictions, see the information under the heading “Payment of Dividends and Other Restrictions” in Item 1., “Business,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

We may not be able to generate sufficient cash to service all of our debt, including the Notes.

Our ability to make scheduled payments of principal and interest, or to satisfy our obligations in respect of our debt or to refinance our debt, will depend on our future performance of our operating subsidiaries. Prevailing economic conditions (including interest rates), regulatory constraints, including, among other things, limiting distributions to us from the Bank and required capital levels with respect to the Bank and certain of our nonbank subsidiaries, and financial, business and other factors, many of which are beyond our control, will also affect our ability to meet these needs. Our subsidiaries may not be able to generate sufficient cash flows from operations, or we may be unable to obtain future borrowings in an amount sufficient to enable us to pay our debt, or to fund our other liquidity needs. We may need to refinance all or a portion of our debt on or before maturity. We may not be able to refinance any of our debt when needed on commercially reasonable terms or at all.

Regulatory guidelines may restrict our ability to pay the principal of, and accrued and unpaid interest on, the Notes, regardless of whether we are the subject of an insolvency proceeding.

As a bank holding company, our ability to pay the principal of, and interest on, the Notes is subject to the rules and guidelines of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) regarding capital adequacy. We intend to treat the Notes as “Tier 2 capital” under these rules and guidelines. The Federal Reserve guidelines generally require us to review the effects of the cash payment of Tier 2 capital instruments, such as the Notes, on our overall financial condition. The guidelines also require that we review our net income for the current and past four quarters, and the amounts we have paid on Tier 2 capital instruments for those periods, as well as our projected rate of earnings retention. Moreover, pursuant to federal law and the Federal Reserve regulations, as a bank holding company, we are required to act as a source of financial and managerial strength to the Bank and commit resources to its support, including the guarantee of capital plans of an undercapitalized bank subsidiary. Such support may be required at times when we may not otherwise be inclined or able to provide it. As a result of the foregoing, we may be unable to pay accrued interest on the Notes on one or more of the scheduled interest payment dates, or at any other time, or the principal of the Notes at the maturity of the Notes.

If we were to be the subject of a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, the bankruptcy trustee would be deemed to have assumed, and would be required to cure, immediately any deficit under any commitment we have to any of the federal banking agencies to maintain the capital of the Bank, and any other insured depository institution for which we have such a responsibility, and any claim for breach of such obligation would generally have priority over most other unsecured claims.

Holders of the Notes will have limited rights, including limited rights of acceleration, if there is an event of default.

Payment of principal on the Notes may be accelerated only in the case of certain events of bankruptcy or insolvency involving us or Ameris Bank. There is no automatic acceleration, or right of acceleration, in the case of default in the payment of principal of or interest on the Notes, or in the performance of any of our other obligations under the Notes or the Indenture. Our regulators can, in the event we become subject to an enforcement action, require our subsidiary bank to not pay dividends to us, and to prevent payment of interest or principal on the Notes and any dividends on our capital stock, but such limits will not permit acceleration of the Notes.

Your ability to transfer the Notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the Notes.

The Notes are a new issue of securities for which there is no established trading market, and we do not intend to apply for listing of the Notes on any securities exchange or for quotation of the Notes on a quotation system. The underwriters have advised us that they intend to make a market in the Notes, as permitted by applicable laws and regulations; however, the underwriters are not obligated to make a market in the Notes and may discontinue their market-making activities at any time without notice. In addition, the liquidity of the trading market for the Notes, if any, will depend upon, among other things, the number of holders of the Notes, our performance and prospects, the market for similar securities, the interest of securities dealers in making a market in the Notes and other factors. As a result, we cannot provide you with any assurance regarding whether a trading market for the Notes will develop or the ability of holders of the Notes to sell their Notes.

The market value of the Notes may be less than the principal amount of the Notes.

If a market develops for the Notes, the prices at which holders may be able to sell their Notes may be affected, potentially adversely, by a number of factors. These factors include: the method of calculating the principal, premium, if any, interest or other amounts payable, if any, on the Notes; the time remaining to maturity of the Notes; the aggregate amount outstanding of the Notes; any redemption or repayment features of the Notes; the level, direction, and volatility of market interest rates generally; general economic conditions of the capital markets in the United States; geopolitical conditions and other financial, political, regulatory, and judicial events that affect the capital markets generally; the extent of any market-making activities with respect to the Notes; and the operating performance of the Bank. Often, the only way to liquidate your investment in the Notes prior to maturity will be to sell the Notes. At that time, there may be a very illiquid market for the Notes or no market at all.

Because the Notes may be redeemed at our option under certain circumstances prior to their maturity, you may be subject to reinvestment risk.

Subject to the prior approval of the Federal Reserve, to the extent that such approval is then required, we may redeem all or a portion of the Notes on March 15, 2022 and on any interest payment date thereafter prior to their stated maturity date. In addition, at any time at which any Notes remain outstanding, subject to the prior approval of the Federal Reserve, to the extent that such approval is then required, we may redeem the Notes in whole but not in part upon the occurrence of (i) a “Tax Event,” (ii) a “Tier 2 Capital Event” or (iii) a “1940 Act Event.” In the event that we redeem the Notes, holders of the Notes will receive only the principal amount of the Notes plus any accrued and unpaid interest to but excluding such earlier redemption date. If any redemption occurs, holders of the Notes will not have the opportunity to continue to accrue and be paid interest to the stated maturity date. Any such redemption may have the effect of reducing the income or return that you may receive on an investment in the Notes by reducing the term of the investment. If this occurs, you may not be able to reinvest the proceeds at an interest rate comparable to the rate paid on the Notes. See “Description of the Notes — Redemption” in this prospectus supplement.

Investors should not expect us to redeem the Notes on or after the date on which they become redeemable at our option. Under Federal Reserve regulations, unless the Federal Reserve authorizes us in writing to do otherwise, we may not redeem the Notes unless they are replaced with other Tier 2 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve that, following redemption, we will continue to hold capital commensurate with our risk.

The amount of interest payable on the Notes will vary on and after March 15, 2022.

As the interest rate of the Notes will be calculated based on LIBOR from March 15, 2022 to but excluding the stated maturity date or earlier redemption date and LIBOR is a floating rate, the interest rate on the Notes will vary on and after March 15, 2022. During this period, the Notes will bear a floating interest rate set each quarterly interest period at a per annum rate equal to the then-current three-month LIBOR rate, plus a spread of 361.6 basis points (3.616%); provided, however, that in the event three-month LIBOR is less than zero, three-month LIBOR shall be deemed to be zero. The per annum interest rate that is determined on the relevant determination date will apply to the entire quarterly interest period following such determination date even if LIBOR increases during that period.

Floating rate notes bear additional significant risks not associated with fixed rate debt securities. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters, including economic, financial, and political events, that are important in determining the existence, magnitude and longevity of market volatility and other risks and their impact on the value of, or payments made on, the floating rate Notes. In recent years, interest rates have been volatile, and that volatility may be expected in the future.

The level of LIBOR may affect our decision to redeem the Notes.

We are more likely to redeem the Notes on or after March 15, 2022 if the interest rate on them is higher than that which would be payable on one or more other forms of borrowing. If we redeem the Notes prior to their maturity date, holders may not be able to invest in other securities that yield as much interest as the Notes.

Holders of the Notes will have no rights against the publishers of LIBOR.

Holders of the Notes will have no rights against the publishers of LIBOR, even though the amount they receive on each interest payment date on and after March 15, 2022 will depend upon the level of LIBOR. The publishers of LIBOR are not in any way involved in this offering and have no obligations relating to the Notes or the holders of the Notes.

The Notes are not insured or guaranteed by the Federal Deposit Insurance Corporation.

The Notes are not savings accounts, deposits or other obligations of our bank subsidiary or any of our nonbank subsidiaries. The Notes are not insured by the FDIC or any other governmental agency or public or private insurer. The Notes are ineligible and may not be used as collateral for a loan by us or our bank subsidiary.

Our credit ratings may not reflect all risks of an investment in the Notes, and changes in our credit ratings may adversely affect your investment in the Notes.

The credit ratings of our indebtedness are an assessment by rating agencies of our ability to pay our debts when due. These ratings are not recommendations to purchase, hold or sell the Notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. The ratings are based on current and historical information furnished to the ratings agencies by us and information obtained by the ratings agencies from other sources. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time, or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant.

Management and our board of directors have significant discretion over the investment of the offering proceeds and may not be able to achieve acceptable returns on the proceeds from the offering.

Our board of directors and management will have discretion in the investment of the capital raised in this offering. After repayment of our revolving line of credit, we will use the remainder of the net proceeds for general corporate purposes, including providing capital to support our growth organically or through strategic acquisitions, financing investments and capital expenditures, and for investments in the Bank as regulatory capital. We will have significant flexibility in determining the amount of net proceeds we apply to different uses and the timing of these applications. Our failure to utilize these funds effectively could reduce our profitability. We have not established a timetable for the effective deployment of the proceeds on a long-term basis, and we cannot predict how long we will need to deploy the proceeds effectively. Investing the offering proceeds in securities until we are able to deploy the proceeds will provide lower margins than we generally earn on loans, potentially adversely affecting shareholder returns, including earnings per share, return on assets and return on equity.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting underwriting discounts and estimated expenses, will be approximately $73.7 million. We intend to use the net proceeds of this offering to repay existing indebtedness under our revolving credit agreement and for other general corporate purposes, which may include providing capital to support our growth organically or through strategic acquisitions, financing investments and capital expenditures, and for investments in the Bank as regulatory capital. Currently, there is approximately $43.0 million outstanding under our revolving credit agreement. Advances under our revolving credit agreement bear interest at 90-day LIBOR plus 3.50% (equal to 4.43% at December 31, 2016) and are due September 26, 2017. We currently have no definitive agreements or arrangements regarding any future acquisitions.

Our management will have broad discretion in the use of the net proceeds from the sale of the Notes. Pending the use of the net proceeds of this offering as described above, we may invest such proceeds in highly liquid, short-term securities or in deposit accounts at the Bank.

CAPITALIZATION

The following table sets forth our capitalization, including our regulatory capital ratios, on a consolidated basis, as of December 31, 2016, on an:

•	actual basis;
•	as adjusted basis to give effect to this offering; and
•	pro forma, as adjusted basis to give effect to this offering and the repayment of the outstanding principal amount of our revolving credit agreement advances, which totaled $38.85 million at December 31, 2016.

You should read this table in conjunction with our consolidated financial statements and the notes thereto included in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of December 31, 2016
	Actual	As Adjusted	Pro Forma, As Adjusted
	(amounts in thousands, except share data)
Liabilities
Deposits:
Noninterest-bearing	$1,573,389	$1,573,389	$1,573,389
Interest-bearing	4,001,774	4,001,774	4,001,774
Total deposits	5,575,163	5,575,163	5,575,163
Federal funds purchased and securities sold under agreements to repurchase	53,505	53,505	53,505
FDIC loss sharing payable, net	6,313	6,313	6,313
Other borrowings	492,321	492,321	453,471
Subordinated Notes offered hereby	—	73,725 (1)	73,725 (1)
Other liabilities	34,064	34,064	34,064
Subordinated deferrable interest debentures	84,228	84,228	84,228
Total liabilities	$6,245,594	$6,319,319	$6,280,469
Stockholders’ equity
Preferred stock, stated value $1,000; 5,000,000 shares authorized; 0 shares issued and outstanding	$—	$—	$—
Common stock, par value $1; 100,000,000 shares authorized; 36,377,807 shares issued	36,378	36,378	36,378
Capital surplus	410,276	410,276	410,276
Retained earnings	214,454	214,454	214,454
Accumulated other comprehensive income/(loss)	(1,058)	(1,058)	(1,058)
Less treasury stock	(13,613)	(13,613)	(13,613)
Total stockholders’ equity	646,437	646,437	646,437
Total liabilities and stockholders’ equity	$6,892,031	$6,965,756	$6,926,906
Capital Ratios
Common equity tier 1 capital to risk-weighted assets	8.32%	8.29%	8.30%
Tier 1 capital to risk-weighted assets	9.69%	9.65%	9.67%
Total capital to risk-weighted assets	10.11%	10.07%	10.09%
Tier 1 capital to average assets	8.68%	8.58%	8.63%

(1)	Represents the aggregate principal amount of the Notes, reduced by the underwriting discount ($1,125) and our estimated offering expenses ($150).

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS

The following table sets forth our consolidated ratio of earnings to fixed charges and our consolidated ratio of earnings to combined fixed charges and preferred stock dividends, both including and excluding interest on deposits, on a historical basis for the periods indicated. We did not have any preferred stock outstanding after March 24, 2014.

Year Ended December 31,
	2016 (pro forma)(1)	2016	2015	2014	2013	2012
Ratio of Earnings to Fixed Charges:
Including interest on deposits	5.25x	5.95x	4.57x	4.64x	3.72x	2.39x
Excluding interest on deposits	9.76x	12.90x	10.26x	10.45x	13.44x	10.34x
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends:
Including interest on deposits	5.25x	5.95x	4.57x	4.56x	3.21x	1.94x
Excluding interest on deposits	9.76x	12.90x	10.26x	9.97x	7.73x	4.07x

(1)	The ratios of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividends for the year ended December 31, 2016 have been adjusted on a pro forma basis to give effect to the offer and sale of $75,000,000 in aggregate principal amount of the Notes offered hereby and the use of the net proceeds to repay the outstanding principal amount of our revolving credit agreement advances (totaling $38.85 million at December 31, 2016) as if both such events occurred on January 1, 2016.

For the purpose of computing the foregoing ratios, “earnings” represent net income plus fixed charges and the provision for income taxes, and “fixed charges”, excluding interest on deposits, consist of interest on outstanding debt, interest capitalized and the estimated portion of rental expense attributable to interest. The term “preferred stock dividends” is the amount of pre-tax earnings that is required to pay dividends on our outstanding preferred stock.

DESCRIPTION OF THE NOTES

The Notes offered by this prospectus supplement will be issued by the Company under a subordinated indenture dated as of March 13, 2017 between Ameris and Wilmington Trust, National Association, as trustee (the “Trustee”), as amended and supplemented by a first supplemental indenture dated as of March 13, 2017 between Ameris and the Trustee. We refer to the indenture, as amended and supplemented by the first supplemental indenture, as the “Indenture.” You may request a copy of the Indenture from us as described under “Where You Can Find More Information.” We have summarized the material terms of the Indenture and the Notes below, but the summary does not purport to be complete and is subject to and qualified in its entirety by reference to all of the provisions of the Indenture and the Notes. The following description of the particular terms of the Indenture and the Notes supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of subordinated debt in the accompanying prospectus, to which description we refer you.

You should read the Indenture and the Notes because they, and not this description, define your rights as holders of the Notes.

General

The Notes issued in this offering will initially be limited to $75,000,000 aggregate principal amount. Under the Indenture, the aggregate principal amount of Notes which may be sold and delivered in other offerings is unlimited. The Notes may be sold in one or more series with the same or various maturities, at par, at a premium, or at a discount.

The maturity of the Notes may not be accelerated in the absence of certain events of default (as such term is defined in the Indenture). There is no right to accelerate the maturity of the Notes if we fail to pay interest or any Additional Amounts (as defined below) on any Note for 30 days after such payment is due, fail to pay the principal on any Note when due, or fail to perform or breach any other covenant or warranty under any Note or in the Indenture for 90 days after we receive written notice of such failure or breach. See “— Events of Default; Acceleration of Payment; Limitation on Suits.”

The Notes will mature on March 15, 2027 (the “maturity date”). The Notes are not convertible into, or exchangeable for, equity securities, other securities or assets of Ameris or Ameris Bank. There is no sinking fund for the Notes.

As a bank holding company, our ability to make payments on the Notes will depend primarily on the receipt of dividends and other distributions from Ameris Bank. There are various regulatory restrictions on the ability of Ameris Bank to pay dividends or make other distributions to us. See “Risk Factors — Our access to funds from Ameris Bank may become limited, thereby restricting our ability to make payments on our obligations.” and “Regulatory guidelines may restrict our ability to pay the principal of, and accrued and unpaid interest on, the Notes, regardless of whether we are the subject of an insolvency proceeding.” in this prospectus supplement and the information in Item 1., “Business,” under the heading “Payment of Dividends and Other Restrictions,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Delivery of reports, information and documents (including, without limitation, reports contemplated in this section) to the Trustee is for information purposes only, and the Trustee’s receipt thereof shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including Ameris’s compliance with covenants under the Indenture, Notes, and guarantees (if any), as to which the Trustee is entitled to rely exclusively on officers’ certificates.

The Notes are not savings accounts, deposits or other obligations of Ameris Bank or any of our non-bank subsidiaries and are not insured or guaranteed by the FDIC or any other governmental agency or public or private insurer. The Notes are solely obligations of Ameris Bancorp and are neither obligations of, nor guaranteed by any of our subsidiaries.

The Notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Interest

The Notes will bear interest (a) at an initial rate of 5.75% per annum, payable semi-annually in arrears, from and including the date of issuance to but excluding March 15, 2022, and (b) thereafter at a floating per annum rate equal to the then-current three-month LIBOR plus 3.616%, payable quarterly in arrears, to but excluding the stated maturity date or the date of earlier redemption. Notwithstanding the foregoing, if three-month LIBOR is less than zero, three-month LIBOR shall be deemed to be zero. Up to and including March 15, 2022, we will pay interest on the Notes on March 15 and September 15 of each year, commencing on September 15, 2017 (each, a “fixed rate interest payment date”). From and including June 15, 2022 through the stated maturity date or any earlier redemption date, we will pay interest on the Notes on March 15, June 15, September 15 and December 15 of each year (each, a “floating rate interest payment date,” and together with the fixed rate interest payment dates, the “interest payment dates”).

“Three-month LIBOR” means, for any interest period, the offered rate for deposits in U.S. dollars having a maturity of three months that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on the Reset Rate Determination Date related to such interest period. If such rate does not appear on such page at such time, then the Calculation Agent will request the principal London office of each of four major reference banks in the London interbank market, selected by the Company for this purpose and whose names and contact information will be provided by the Company to the Calculation Agent, to provide such bank’s offered quotation to prime banks in the London interbank market for deposits in U.S. dollars with a term of three months as of 11:00 a m., London time, on such Reset Rate Determination Date and in a principal amount equal to an amount for a single transaction in U.S. dollars in the relevant market at the relevant time as determined by the Company and provided to the Calculation Agent (a “Representative Amount”). If at least two such quotations are so provided, three-month LIBOR for the interest period related to such Reset Rate Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, the Calculation Agent will request each of three major banks in the City of New York selected by the Company for this purpose and whose names and contact information will be provided by the Company to the Calculation Agent, to provide such bank’s rate for loans in U.S. dollars to leading European banks with a term of three months as of approximately 11:00 a m., New York City time, on such Reset Rate Determination Date and in a Representative Amount. If at least two such rates are so provided, three-month LIBOR for the interest period related to such Reset Rate Determination Date will be the arithmetic mean of such quotations. If fewer than two such rates are so provided, then three-month LIBOR for the interest period related to such Reset Rate Determination Date will be set to equal the three-month LIBOR for the immediately preceding interest period or, in the case of the interest period commencing on the first floating rate interest payment date, 2.134%, resulting in a coupon rate of 5.75%. All percentages used in or resulting from any calculation of three-month LIBOR will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%. Notwithstanding the foregoing, in the event that three-month LIBOR as determined in accordance with this definition is less than zero, three-month LIBOR for such interest period shall be deemed to be zero.

“Calculation Agent” means Wilmington Trust, National Association, or any other successor appointed by us, acting as calculation agent.

“Designated LIBOR Page” means the display on Bloomberg Page BBAM1 (or any successor or substitute page of such service, or any successor to such service selected by Ameris), for the purpose of displaying the London interbank rates for U.S. dollars.

“London Banking Day” means any day on which commercial banks are open for business (including dealings in U.S. dollars) in London.

“Reset Rate Determination Date” means the second London Banking Day immediately preceding the first day of each applicable interest period commencing on the first floating rate interest payment date.

“Additional Amounts” means any additional amounts that are required by the Indenture or the Notes, under circumstances specified by the Indenture or the Notes, to be paid by the Company in respect of certain taxes, duties, levies, imposts, assessments or other governmental charges imposed on holders of the Notes specified by the Indenture or the Notes.

The determination of three-month LIBOR for each applicable interest period by the Calculation Agent will (in the absence of manifest error) be final and binding. The Calculation Agent’s calculation of the amount of any interest payable after the first Reset Rate Determination Date will be maintained on file at the Calculation Agent’s principal offices.

Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months to, but excluding, March 15, 2022 and thereafter on the basis of a 360-day year and on the basis of the actual number of days elapsed. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.

Interest on the Notes, subject to certain exceptions, will accrue during the applicable interest period, which is from and including the immediately preceding interest payment date in respect of which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the date of issuance of the Notes to but excluding the applicable interest payment date or the stated maturity date or date of earlier redemption, if applicable. If an interest payment date or the maturity date for the Notes falls on a day that is not a business day, the interest payment or the payment of principal and interest at maturity will be paid on the next succeeding business day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the holders of the Notes will not be entitled to any further interest or other payments. In the event that a floating rate interest payment date falls on a day that is not a business day, then such floating rate interest payment date will be postponed to the next succeeding business day unless such day falls in the next succeeding calendar month, in which case such floating rate interest payment date will be accelerated to the immediately preceding business day, and, in each such case, the amounts payable on such business day will include interest accrued to but excluding such business day.

Interest on each Note will be payable to the person in whose name such Note is registered on the last day of the month immediately preceding the applicable interest payment date, whether or not such day is a business day. Any interest which is payable, but is not punctually paid or duly provided for, on any interest payment date shall cease to be payable to the holder on the relevant record date by virtue of having been a holder on such date, and such defaulted interest may be paid by us to the person in whose name the Notes are registered at the close of business on a special record date for the payment of defaulted interest. However, interest that is paid on the maturity date will be paid to the person to whom the principal will be payable. Interest will be payable by wire transfer in immediately available funds in U.S. dollars at the office of the principal paying agent or, at our option in the event the Notes are not represented by Global Notes (as defined below), by check mailed to the address of the person specified for payment in the preceding sentences.

No recourse will be available for the payment of principal of, or interest or any additional amounts on, any Note, for any claim based thereon, or otherwise in respect thereof, against any stockholder, employee, officer or director, as such, past, present or future, of Ameris or of any successor entity. Neither the Indenture nor the Notes contain any covenants or restrictions restricting the incurrence of debt, deposits or other liability by us or by our subsidiaries. The Indenture and the Notes contain no financial covenants and do not restrict us from paying dividends or issuing or repurchasing other securities, and do not contain any provision that would provide protection to the holders of the Notes against a sudden and dramatic decline in credit quality resulting from a merger, takeover, recapitalization or similar restructuring or any other event involving us or our subsidiaries that may adversely affect our credit quality.

When we use the term “business day,” we mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a legal holiday or a day on which banking institutions in the City of New York or any place of payment are authorized or obligated by law or executive order to close.

Ranking

The Notes will rank equally with all other unsecured subordinated indebtedness of the Company issued in the future under the Indenture. The Notes will also rank senior to $84.23 million of the Company’s junior subordinated indebtedness. As of December 31, 2016, we had no other outstanding subordinated indebtedness.

The Notes will be subordinated in right of payment to all of our senior indebtedness and other specified company obligations. The Notes will be obligations of Ameris Bancorp only and will not be guaranteed by any of our subsidiaries, including Ameris Bank, which is our principal subsidiary. The Notes will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries, which means that creditors of our subsidiaries (including, in the case of Ameris Bank, its depositors) generally will be paid from those subsidiaries’ assets before holders of the Notes would have any claims to those assets. The Indenture and the Notes do not limit the amount of senior indebtedness, secured indebtedness or other liabilities having priority over the Notes that we or our subsidiaries may incur. As of December 31, 2016, on a consolidated basis, our outstanding indebtedness (including deposits) totaled approximately $6.25 billion, which includes approximately $84.23 million principal amount of outstanding junior subordinated unsecured indebtedness.

“Senior indebtedness” means:

•	the principal and any premium or interest for money borrowed or purchased by the Company;
•	the principal and any premium or interest for money borrowed or purchased by another person and guaranteed by the Company;
•	any deferred obligation for the payment of the purchase price of property or assets evidenced by a note or similar instrument or agreement;
•	obligations to general and trade creditors;
•	an obligation arising from direct credit substitutes;
•	any obligation associated with derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and
•	all obligations of the type referred to in the first six bullet points above of other persons or entities for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise, whether or not classified as a liability on a balance sheet prepared in accordance with accounting principles generally accepted in the United States;

in each case, whether now outstanding, or created, assumed or incurred in the future. With respect to the Notes, senior indebtedness excludes any indebtedness that:

•	expressly states that it is junior to, or ranks equally in right of payment with, the Notes; or
•	is identified as junior to, or equal in right of payment with, the Notes in any board resolution establishing such series of subordinated indebtedness or in any supplemental indenture.

Notwithstanding the foregoing, and for the avoidance of doubt, if the Federal Reserve (or other competent regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s), the main purpose of which is to establish criteria for determining whether the subordinated debt of a financial or bank holding company is to be included in its capital, then the term “general creditors” as used in the definition of “senior indebtedness” in the Indenture will have the meaning as described in that rule or interpretation.

Upon the liquidation, dissolution, winding up or reorganization of Ameris, Ameris must pay to the holders of all senior indebtedness the full amounts of principal of, premium, interest and Additional Amounts on, that senior indebtedness before any payment is made on the Notes. If, after we have made those payments on our senior indebtedness there are amounts available for payment on the Notes, then we may make any payment on the Notes. Because of the subordination provisions and the obligation to pay senior indebtedness described above, in the event of insolvency of Ameris, holders of the Notes may recover less ratably than holders of senior indebtedness and other creditors of Ameris. With respect to the assets of a subsidiary of ours, our creditors (including holders of the Notes) are structurally subordinated to the prior claims of creditors of such subsidiary, except to the extent that we may be a creditor with recognized claims against such subsidiary.

Subject to the terms of the Indenture, if the Trustee or any holder of any of the Notes receives any payment or distribution of our assets in contravention of the subordination provisions applicable to the Notes before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off or any such payment or distribution that may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Notes, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

Events of Default; Acceleration of Payment; Limitation on Suits

The Notes and Indenture provide for only limited events upon which the principal of the Notes may be accelerated. These events are:

•	a court having jurisdiction shall enter a decree or order for the appointment of a receiver, liquidator, trustee, or similar official in any receivership, insolvency, liquidation, or similar proceeding relating to the Company, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;
•	the Company shall consent to the appointment of a receiver, liquidator, trustee or other similar official in any receivership, insolvency, liquidation or similar proceeding with respect to the Company; or
•	in the event of an appointment of a receiver, conservator or similar official for our principal banking subsidiary, Ameris Bank.

The Notes and Indenture provide for a limited number of other events of default, which do not permit acceleration of the payment of principal on the Notes, including:

•	default in the payment of any installment of interest or any Additional Amounts upon the Notes when it becomes due and payable, and continuance of such default for a period of 30 days;
•	default in the payment of the principal (or premium, if any) on the Notes when it becomes due and payable; or
•	failure by the Company duly to observe or perform any of the other covenants or agreements in the Indenture continuing for a period of 90 days after the date on which written notice specifying such failure and requiring the Company to remedy the same shall have been given to the Company by the Trustee or by the holders of at least 25% in aggregate principal amount of the Notes at the time outstanding.

There is no right of acceleration in the case of a default in the payment of principal of or interest or Additional Amounts on the Notes or in our nonperformance of any other obligation under the Notes or the Indenture. If we default in our obligation to pay any interest on the Notes when due and payable and such default continues for a period of 30 days, or if we default in our obligation to pay the principal amount due upon maturity, or if we breach any covenant or agreement contained in the Indenture and such breach continues for a period of 90 days after the date on which written notice specifying such failure and requiring us to remedy the same shall have been given to us, then the Trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of Notes of the performance of any covenant or agreement in the Indenture.

No holder of Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:

•	such holder has previously given written notice to the Trustee of a continuing event of default with respect to the Notes;
•	the holders of not less than 25% in aggregate principal amount of the Notes shall have made written request to the Trustee to institute proceedings in respect of such event of default in its own name as Trustee under the Indenture;
•	such holder or holders have offered to the Trustee indemnity satisfactory to it against the costs, expenses, and liabilities to be incurred in complying with such request;

•	the Trustee for 60 days after its receipt of such notice, request, and offer of indemnity has failed to institute any such proceeding; and
•	no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the holders of a majority in principal amount of the outstanding Notes.

In any event, the Indenture provides that no one or more of such holders shall have any right under the Indenture to affect, disturb or prejudice the rights of any other holder, or to obtain priority or preference over any of the other holders or to enforce any right under the Indenture, except in the manner provided in the Indenture and for the equal and ratable benefit of all holders of Notes.

Redemption

We may, at our option, beginning with the interest payment date of March 15, 2022, and on any interest payment date thereafter, redeem the Notes, in whole or in part, from time to time, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, at a price equal to 100% of the principal amount of the Notes being redeemed plus interest that is accrued and unpaid to but excluding the date of redemption. The Notes may not otherwise be redeemed prior to maturity, except that we may also, at our option, redeem the Notes at any time, including before March 15, 2022, in whole, but not in part, from time to time, at a price equal to 100% of the principal amount of the Notes being redeemed plus interest that is accrued and unpaid to but excluding the date of redemption upon the occurrence of:

•	a “Tax Event,” defined in the Indenture to mean the receipt by us of an opinion of independent tax counsel to the effect that an amendment to, or change (including any announced prospective change) in, the laws or any regulations of the United States or any political subdivision or taxing authority, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which change or amendment becomes effective or which pronouncement or decision is announced on or after the date of the issuance of the Notes, resulting in more than an insubstantial risk that the interest payable on the Notes is not, or within 90 days of receipt of such opinion of tax counsel, will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes;
•	a “Tier 2 Capital Event,” defined in the Indenture to mean the receipt by us of an opinion of independent bank regulatory counsel to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any rules, guidelines or policies of an applicable regulatory authority for the Company or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Notes, the Notes do not constitute, or within 90 days of the date of such opinion will not constitute, Tier 2 capital (or its then equivalent if we were subject to such capital requirement) for purposes of capital adequacy guidelines of the Federal Reserve (or any successor regulatory authority with jurisdiction over bank holding companies), as then in effect and applicable to us that would preclude the Notes from being included as Tier 2 capital; or
•	Ameris becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended. Any such redemption will be at a redemption price equal to the principal amount of the Notes plus accrued and unpaid interest to, but excluding, the date of redemption. Any redemption, call or repurchase of the Notes following one of these events would require prior approval of the Federal Reserve.

In the event of any redemption of the Notes, we will deliver or cause to be delivered a notice of redemption (which notice may be conditional in our discretion on one or more conditions precedent, and the redemption date may be delayed until such time as any or all of such conditions have been satisfied or revoked by us if we determine that such conditions will not be satisfied) to each holder of Notes not less than 30 nor more than 60 days prior to the redemption date.

Any partial redemption will be made in accordance with DTC’s applicable procedures among all of the holders of the Notes. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A replacement Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. The Notes are not subject to redemption or prepayment at the option of the holders.

Modification and Waiver

The Indenture provides that we and the Trustee may modify or amend the Indenture with, or, in certain cases, without the consent of the holders of a majority in principal amount of outstanding Notes; provided, that any modification or amendment may not, without the consent of the holder of each outstanding Note affected thereby:

•	change the stated maturity of the principal of, any installment of interest on, or any Additional Amounts with respect to, any Note;
•	reduce the principal amount, rate of interest or Additional Amounts of any Note;
•	reduce the percentage in principal amount of an outstanding Note, the consent of whose holders is required to modify or amend the Indenture, for any supplemental indenture, or for any waiver of compliance with certain provisions of the Indenture or certain defaults and the consequences thereof under the Indenture;
•	adversely affect any right of repayment of the holder of the Notes;
•	extend the time of payment of interest on the Notes or any Additional Amounts;
•	change any of the redemption provisions of the Notes; or
•	change the coin or currency for payment, of principal, or premium, if any, or any Additional Amounts with respect to, the Notes.

In addition, the holders of a majority in principal amount of the outstanding Notes may, on behalf of all holders of Notes, waive compliance by us with certain terms, conditions and provisions of the Indenture, as well as any past default and/or the consequences of default, other than any default in the payment of principal or interest or any breach in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding Note.

In addition, we and the Trustee may modify and amend the Indenture without the consent of any holders of Notes for any of the following purposes:

•	to evidence the succession of another person to the Company as obligor under the Indenture or to evidence the addition or release of any guarantor in accordance with the Indenture or any supplemental indenture;
•	to add to the covenants of the Company for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Company in the Indenture;
•	to provide for uncertificated or unregistered securities and to make all appropriate changes for such purpose, provided that such action or actions will not adversely affect the interests of the holders of the Notes in any material respect;
•	to establish the form or terms of the Notes and any related coupons;
•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trust under an indenture by more than one trustee;
•	to cure any ambiguity or correct any inconsistency in the indenture, provided that the cure or correction does not adversely affect the holders of the Notes;
•	to add events of default for the benefit of the holders of the Notes;
•	to secure or provide for the guarantee of the Notes;

•	to change or eliminate any provisions of the Indenture, if the change or elimination becomes effective only when there are no debt securities outstanding of any series created prior to the change or elimination that are entitled to the benefit of the changed or eliminated provision;
•	to establish the form of the Notes and to provide for the issuance of any series of notes under the Indenture and to set forth the terms thereof, and to add to, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of such notes;
•	to comply with any requirements of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, or to conform any provision in the indenture to the requirements of the Trust Indenture Act;
•	to add to the covenants for the benefit of holders of Notes or to surrender any right or power conferred upon the Company in the Indenture, provided that such action shall not adversely affect the interests of holders of Notes; or
•	to make any change that does not adversely affect the legal rights under the Indenture of any holder of notes of any series issued under the Indenture.

The Trustee shall be entitled to receive an officer’s certificate and opinion of counsel confirming that all conditions precedent are satisfied with respect to any supplemental indenture, that such supplemental indenture is authorized and permitted and that such supplemental indenture is the legal, valid and binding obligation of Ameris, enforceable against it in accordance with its terms.

Legal Defeasance and Covenant Defeasance

We may choose to either discharge our obligations under the Indenture and the Notes in a legal defeasance or to release ourselves from certain or all of our covenant restrictions under the Indenture and the Notes in a covenant defeasance. We may do so after we irrevocably deposit with the Trustee for the benefit of the holders of the Notes sufficient cash and/or U.S. government securities to pay the principal of (and premium, if any) and interest and any other sums due on the stated maturity date or a redemption date of the Notes. If we choose the legal defeasance option, the holders of the Notes will not be entitled to the benefits of the Indenture except for certain limited rights, including registration of transfer and exchange of Notes, replacement of lost, stolen or mutilated Notes and the right to receive payments of the principal of (and premium, if any) and interest on such Notes when such payments are due.

We may discharge our obligations under the Indenture or release ourselves from covenant restrictions only if we meet certain requirements. Among other things, we must deliver to the Trustee an opinion of our legal counsel to the effect that holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, this opinion must be based on either a ruling received from or published by the Internal Revenue Service (the “IRS”) or a change in the applicable federal income tax law. We may not have a default under the Indenture or the Notes on the date of deposit and, under certain circumstances, 120 days after such deposit. The discharge may not cause the Trustee to have a conflicting interest for purposes of the Trust Indenture Act and may not result in our becoming an investment company in violation of the Investment Company Act of 1940. The discharge may not violate any of our agreements to which we are a party or by which we are bound.

Any defeasance of the Notes pursuant to the Indenture shall be subject to our obtaining the prior approval of the Federal Reserve and any additional requirements that the Federal Reserve may impose with respect to defeasance of the Notes. Notwithstanding the foregoing, if, due to a change in law, regulation or policy subsequent to the issue date of the Notes the Federal Reserve does not require that defeasance of instruments be subject to Federal Reserve approval in order for the instrument to be accorded Tier 2 capital treatment, then no such approval of the Federal Reserve will be required for such defeasance.

Satisfaction and Discharge

We may discharge our obligations under the Indenture and the Notes (except for certain surviving rights of the Trustee and our obligations in connection therewith) if: (a) all outstanding Notes and all other outstanding notes issued under the Indenture (i) have been delivered for cancellation, or (ii) (1) have become due and payable, (2) will become due and payable at their stated maturity within one year, (3) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice and redemption by the Trustee or (4) are deemed paid and discharged in a legal defeasance described above (and in the case of clauses (1), (2) and (3), we have irrevocably deposited with the Trustee an amount sufficient to pay and discharge the principal of (and premium, if any) and interest on all outstanding Notes and any other sums due on the stated maturity date or redemption date, as the case may be); (b) we have paid all other sums payable by us under the Indenture; and (c) we have delivered an officer’s certificate and opinion of counsel confirming that all conditions precedent with respect to the satisfaction and discharge of the Indenture have been satisfied.

Consolidation, Merger and Sale of Assets

The Indenture provides that we may not consolidate with or merge into any other person or convey, transfer or lease our assets substantially as an entirety to any person, and we may not permit any other person to consolidate with or merge into us or to convey, transfer or lease its assets substantially as an entirety to us, unless:

•	if we consolidate with or merge into any other person or convey, transfer or lease our assets substantially as an entirety to any other person, the person formed by such consolidation or into which we merge, or the person that acquires our assets, is a corporation organized and validly existing under the laws of the United States of America, any of its states or the District of Columbia, which person must expressly assume, by a supplemental indenture, the due and punctual payment of the principal of and interest on the Notes and the performance or observance of our covenants under the Indenture;
•	immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of us or our subsidiaries as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default under the Indenture, shall have happened and be continuing; and
•	we have complied with our obligations to deliver certain documentation to the Trustee, including an officers’ certificate and opinion of counsel each stating that such consolidation, merger or disposition and the related supplemental indentures comply with the Indenture.

Further Issues

We may, from time to time, without notice to or the consent of the holders of the Notes, create and issue further notes ranking equally with the Notes and with identical terms in all respects (or in all respects except for the offering price, the payment of interest accruing prior to the issue date of such further notes or except for the first payment of interest following the issue date of such further notes) in order that such further notes may be consolidated and form a single series with the Notes and have the same terms as to status, redemption or otherwise as the Notes.

The Trustee may conclusively rely upon certificates, opinions or other documents furnished to it under the Indenture and shall have no responsibility to confirm or investigate the accuracy of mathematical calculations or other facts stated therein. The Trustee shall have no responsibility for monitoring Ameris’s compliance with any of its covenants under the Indenture.

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices the Notes in non-Global form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the Trustee, at its office at 1100 North Market Street, Wilmington, Delaware 19890, as the paying agent for the Notes. We must notify you of changes in the paying agents.

Governing Law

The Indenture provides that the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Tier 2 Capital

The Notes are intended to qualify as Tier 2 capital under the capital rules established by the Federal Reserve for bank holding companies. The rules set forth specific criteria for instruments to qualify as Tier 2 capital. Among other things, the Notes must:

•	be unsecured;
•	have a minimum original maturity of at least five years;
•	be subordinated in right of payment to Ameris Bank’s depositors and general creditors and to each of our non-bank subsidiaries’ depositors and general creditors;
•	not contain provisions permitting the holders of the Notes to accelerate payment of principal prior to maturity except in the event of receivership, insolvency, liquidation or similar proceedings of a bank holding company or a major bank subsidiary;
•	be ineligible as collateral for a loan by us or Ameris Bank;
•	only be callable after a minimum of five years following issuance, except upon the occurrence of certain special events, as described above, and, in any case, subject to obtaining the prior approval of the Federal Reserve or other primary federal regulator to the extent such approval is then required under the rules of the Federal Reserve or such other regulator; and
•	unless the Federal Reserve authorizes us to do otherwise in writing, not be redeemed or repurchased unless they are replaced with other Tier 2 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve that following redemption, we will continue to hold capital commensurate with our risk.

Clearance and Settlement

The Notes will be represented by one or more permanent global certificates, which we refer to individually as a Global Note and collectively as the Global Notes, deposited with, or on behalf of DTC and registered in the name of Cede & Co. (DTC’s partnership nominee). The Notes will be available for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. So long as DTC or any successor depositary, which we refer to collectively as the Depositary or its nominee is the registered owner of the Global Notes, the Depositary, or such nominee, as the case may be, will be considered to be the sole owner or holder of the Notes for all purposes of the Indenture. Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may not elect to receive a certificate representing their Notes while the Notes are held by a Depositary. Investors may elect to hold interests in the Global Notes through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Notes, so long as the corresponding securities are represented by Global Notes.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the Financial Industry Regulatory Authority. Access to the DTC system is also available to others, referred to as indirect participants, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the depositary to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent or trustee as registered holders of the securities entitled to the benefits of the Indenture. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If less than all of the securities of any class are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

DTC may discontinue providing its services as securities depositary with respect to the Notes at any time by giving reasonable notice to the issuer or its agent. Under these circumstances, in the event that a successor securities depositary is not obtained, certificates for the Notes are required to be printed and delivered. We may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, certificates for the Notes will be printed and delivered to DTC.

As long as DTC or its nominee is the registered owner of the Global Notes, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the Global Notes and all securities represented by these certificates for all purposes under the instruments governing the rights and obligations of holders of such securities. Except in the limited circumstances referred to above, owners of beneficial interests in Global Notes:

•	will not be entitled to have such global security certificates or the securities represented by these certificates registered in their names;
•	will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in global security certificates; and
•	will not be considered to be owners or holders of the global security certificates or any securities represented by these certificates for any purpose under the instruments governing the rights and obligations of holders of such securities.

All redemption proceeds, distributions and dividend payments on the securities represented by the Global Notes and all transfers and deliveries of such securities will be made to DTC or its nominee, as the case may be, as the registered holder of the securities. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the depositary, the issuer, the Trustee or any of their agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

Ownership of beneficial interests in the Global Notes will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in Global Notes will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in Global Notes may be subject to various policies and procedures adopted by DTC from time to time. None of Ameris, the Trustee or any agent for any of them will have any responsibility or liability for any aspect of DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in Global Notes, or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests.

Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the Global Notes among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither Ameris nor the Trustee will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.

Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the Indenture, only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof.

Trustee

Wilmington Trust, National Association, will act as Trustee under the Indenture. From time to time, we, and one or more of our subsidiaries, may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the Trustee in the ordinary course of business. Additionally, we maintain banking relationships with the Trustee and its affiliates in the ordinary course of business. These banking relationships include the Trustee serving as trustee under indentures involving certain of our trust preferred securities.

Upon the occurrence of an event which, after notice or lapse of time or both, would become an event of default under the Notes, or upon the occurrence of a default under another indenture under which the Trustee serves as trustee, the Trustee may be deemed to have a conflicting interest. Under such circumstances, the Trustee must eliminate the conflict or resign. In that event, we would be required to appoint a successor trustee.

Notices

Any notices required to be given to the holders of the Notes will be given to the Trustee. Notwithstanding any other provision of the Indenture or any Note, where the Indenture or any Note provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of a Note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC (or its designee) pursuant to the applicable procedures from DTC or its designee, including by electronic mail in accordance with accepted practices at DTC.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain U.S. federal income tax consequences of the ownership and disposition of the Notes offered hereby. Except where noted, this discussion addresses only those beneficial owners of the Notes that are purchased by an initial holder at their original issue price for cash and that are held as capital assets for U.S. federal income tax purposes (generally, property held for investment). This summary does not address the tax consequences to subsequent purchasers of the Notes or any persons who hold the Notes for any reason other than as capital assets. In addition, this summary does not address the tax laws of any state, local or non-U.S. jurisdiction or other U.S. federal tax laws, such as alternative minimum, estate and gift taxes. We intend, and by acquiring any Notes each beneficial owner of a Note will agree, to treat the Notes as indebtedness for U.S. federal income tax purposes, and this discussion assumes such treatment.

This discussion does not address all aspects of U.S. federal income taxation that may be applicable to beneficial owners of the Notes in light of their particular circumstances, or to a class of beneficial owners subject to special treatment under U.S. federal income tax laws, such as:

•	entities treated as partnerships or S corporations for U.S. federal income tax purposes or persons who hold the Notes through entities treated as partnerships or S corporations for U.S. federal income tax purposes,
•	financial institutions and banks,
•	insurance companies,
•	qualified insurance plans,
•	tax-exempt organizations,
•	qualified retirement plans and individual retirement accounts,
•	governmental entities,
•	brokers, dealers or traders in securities or currencies,
•	regulated investment companies,
•	real estate investment trusts or grantor trusts,
•	persons whose functional currency is not the U.S. dollar,
•	persons subject to the alternative minimum tax provisions of the Internal Revenue Code of 1986, as amended (the “Code”),
•	persons who purchase or sell the Notes as part of a wash sale,
•	persons who hold the Notes as part of a “hedge,” “straddle” or other risk reduction mechanism, “constructive sale,” or “conversion transaction,” as these terms are used in the Code,
•	persons that own (or are deemed to own) 10% or more of the total combined voting power of all classes of our stock entitled to vote,
•	certain U.S. expatriates, and
•	controlled foreign corporations, passive foreign investment companies and regulated investment companies and shareholders of such corporations.

This summary is for general information only and is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, as well as existing interpretations relating thereto, all as of the date hereof, and changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein (possibly with retroactive effect). We have not sought, and will not seek, any ruling from the IRS with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions. You are urged to consult your tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under other U.S. federal tax laws or the laws of any state, local or non-U.S. taxing jurisdiction.

Tax Consequences to U.S. Holders

This section applies to you if you are a “U.S. Holder.” As used herein, the term “U.S. Holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States,
•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state therein or the District of Columbia,
•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or
•	a trust: (a) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all substantial decisions of the trust; or (b) that was in existence on August 20, 1996 and has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Payments of Interest.  Based on the interest rate characteristics of the Notes, we intend to treat the Notes as “variable rate debt instruments” (“VRDIs”) for U.S. federal income tax purposes and this discussion assumes such characterization to be correct. It is expected, and this discussion assumes, that either the issue price of the Notes will equal the stated redemption price at maturity of the Notes or the Notes will be issued with no more than a de minimis amount of original issue discount. Accordingly, stated interest paid on a Note should constitute “qualified stated interest” under the Treasury Regulations applicable to VRDIs, and as such will be taxable to you as ordinary interest income at the time it accrues or is received in accordance with your method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition.  Upon the sale, exchange, redemption, retirement or other taxable disposition (including early redemption) of a Note, you generally will recognize taxable gain or loss equal to the difference between the amount you realize and your adjusted tax basis in the Note. For these purposes, the amount realized does not include any amount attributable to accrued and unpaid qualified stated interest, which will be treated as described under “— Payments of Interest” above. Your adjusted tax basis in the Note generally will equal the cost of the Note to you. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of the disposition, you have held the Note for more than one year. Long term capital gains recognized by certain non-corporate U.S. Holders (including certain individuals) are generally subject to preferential tax rates. The deductibility of capital losses may be subject to limitations. You are urged to consult your tax advisor regarding such limitations.

Backup Withholding and Information Reporting.  Information returns generally will be filed with the IRS in connection with interest payments on the Notes and the proceeds from a sale or other disposition (including a retirement or redemption) of the Notes. Backup withholding (currently at a rate of 28%) may be imposed on these payments if you fail to provide your correct taxpayer identification number to the paying agent or fail to comply with certain certification procedures, or otherwise fail to establish an exemption from backup withholding. You should timely provide the required information to the IRS, and the amount of any backup withholding from a payment to you generally will be allowable as a credit against your U.S. federal income tax liability. You are urged to consult your tax advisor regarding your qualification for an exemption from backup withholding and the procedures for establishing such exemption, if applicable.

Net Investment Income Tax.  Certain U.S. Holders who are individuals, estates and certain trusts are subject to a 3.8% tax on the lesser of: (a) the U.S. Holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year (for these purposes, net investment income generally includes interest and gains from sales of Notes); and (b) the excess of the U.S. Holder’s modified adjusted gross income for the relevant taxable year over a certain threshold (which, in the case of individuals, is between $125,000 and $250,000, depending on the individual’s circumstances). U.S. Holders that are individuals, estates or trusts are urged to consult their tax advisors regarding the effect, if any, of the net investment income tax on their purchase, ownership and disposition of Notes.

Tax Consequences to Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes:

•	a nonresident alien individual,
•	a foreign corporation, or
•	a foreign estate or trust,

but does not include you if you are an individual present in the United States for 183 days or more in the taxable year of disposition of the Notes and you are not otherwise a resident of the United States for U.S. federal income tax purposes. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the sale, exchange, redemption or other disposition of the Notes.

Payments on the Notes.  Subject to the discussion below concerning backup withholding, payments of principal and interest on the Notes made by us or any paying agent to you could be subject to U.S. federal withholding tax under certain circumstances, including if, in the case of interest, you fail to satisfy certain requirements such as the certification requirements described below.

Certification Requirement.  Interest on a Note will not be exempt from U.S. federal withholding tax unless you certify on a properly executed IRS Form W-8BEN, Form W-8BEN-E or other appropriate form, under penalties of perjury, that you are not a United States person. Further, you could be subject to U.S. federal income tax withholding at a 30% rate unless (a) such tax is eliminated or reduced by an applicable income tax treaty or (b) such interest income is effectively connected with the conduct by you of a trade or business in the United States.

If interest on your Note is effectively connected with the conduct by you of a trade or business in the United States, subject to an applicable income tax treaty providing otherwise, although you will be exempt from the withholding tax discussed in the preceding paragraphs, you generally will be taxed in the same manner as if you were a U.S. Holder (see “— Tax Consequences to U.S. Holders” above), except that you will be required to provide a properly executed IRS Form W-8 (generally an IRS Form W-8ECI) in order to receive payments of interest free of the withholding tax. You should consult your tax advisor with respect to other tax consequences of the ownership and disposition of the Notes, including the possible imposition of a branch profits tax.

Sale, Exchange, Redemption, Retirement or Other Disposition.  Subject to the discussion below concerning backup withholding, you generally will not be subject to U.S. federal income tax on gain recognized on a sale, exchange, redemption, retirement or other disposition of the Notes, unless the gain is effectively connected with the conduct of a trade or business in the United States, subject to an applicable income tax treaty providing otherwise.

If you are engaged in a trade or business in the United States and you recognize gain on a sale or other disposition of the Notes that is effectively connected with that trade or business, you generally will be taxed as if you were a U.S. Holder (see “— Tax Consequences to U.S. Holders” above), subject to an applicable income tax treaty providing otherwise. You should consult your tax advisor with respect to the tax consequences of the ownership and disposition of the Notes, including the possible imposition of a branch profits tax.

Backup Withholding and Information Reporting.  Information returns generally will be filed with the IRS in connection with interest payments on the Notes. Unless you comply with certification procedures to establish that you are not a United States person, information returns may be filed with the IRS reporting your proceeds from a sale or other disposition (including a retirement or redemption) of the Notes and you may be subject to backup withholding (currently at a rate of 28%) on interest payments on the Notes or on the proceeds from a sale or other disposition of the Notes. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well. You should timely provide the required information to the IRS, and the amount of any backup withholding from a payment to you generally will be allowable as a credit against your U.S. federal income tax liability.

Foreign Account Tax Compliance Act.  Under Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (collectively, “FATCA”), a U.S. federal withholding tax of 30% generally may apply to certain payments made to Non-U.S. Holders that fail to comply with certain certification, withholding and information reporting requirements (which may include entering into an agreement with the IRS), or otherwise that fail to satisfy the requirements of an applicable FATCA intergovernmental agreement. You are urged to consult your own tax advisors regarding the effect, if any, of the FATCA rules based on your particular circumstances.

THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT A SUBSTITUTE FOR AN INDIVIDUAL ANALYSIS OF THE TAX CONSEQUENCES RELATED TO THE NOTES TO YOU. WE URGE YOU TO CONSULT A TAX ADVISOR REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES RELATED TO THE NOTES TO YOU.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code, impose certain requirements on:

•	employee benefit plans that are subject to Part 4 of Subtitle B of Title I of ERISA;
•	individual retirement accounts (“IRAs”), Keogh plans or other plans and arrangements subject to Section 4975 of the Code;
•	entities (including certain insurance company general accounts) with underlying assets that are deemed “plan assets” (as defined in U.S. Department of Labor regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “plan asset regulations”)) by reason of any such plan’s or arrangement’s investment therein (we refer to all of the foregoing collectively as “Plans”); and
•	persons who are fiduciaries with respect to Plans.

Governmental, not for profit, church and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to Part 4 of Subtitle B of Title I of ERISA or Section 4975 of the Code but may be subject to laws that are substantially similar (each, a “Similar Law”).

The following discussion summarizes certain aspects of ERISA, the Code and Similar Laws that may affect the decision by a Plan or Non-ERISA Arrangement to invest in the Notes. The following discussion is general in nature and is not intended to be a complete discussion of applicable laws and regulations pertaining to an investment in the Notes by a Plan or Non-ERISA Arrangement. The following discussion is not intended to be legal advice. The following discussion is based on applicable law and regulations in effect as of the date of this prospectus supplement; we do not undertake any obligation to update this summary as a result of changes in applicable law or regulations. Fiduciaries of Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the Notes. References herein to the purchase, holding or disposition of Notes also refer to the purchase, holding or disposition of any beneficial interest in the Notes.

Fiduciary Considerations

Before investing in the Notes, the fiduciary of a Plan should consider whether an investment will satisfy the applicable requirements set forth in Part 4 of Title I of ERISA, including whether the investment:

•	will satisfy the prudence and diversification standards of ERISA;
•	will be made solely in the interests of the participants and beneficiaries of the Plan;
•	is permissible under the terms of the Plan and its investment policies and other governing instruments; and
•	is for the exclusive purpose of providing benefits to the participants and beneficiaries of the Plan and for defraying the reasonable expenses of administering the Plan.

The fiduciary of a Plan should consider all relevant facts and circumstances, including the limitations imposed on transferability, whether the Notes will provide sufficient liquidity in light of the foreseeable needs of the Plan, that the Notes are unsecured and subordinated, and the tax consequences of the investment. The fiduciary of a Non-ERISA Arrangement should consider whether an investment in the Notes satisfies its obligations imposed under Similar Laws and whether an investment is consistent with the terms of the governing instruments of the Non-ERISA Arrangement.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Code may prohibit certain transactions involving the assets of a Plan and those persons who have specified relationships with the Plan, called “parties in interest” under ERISA and “disqualified persons” under Section 4975 of the Code (collectively, “parties in interest”). Parties in interest who engage in a non-exempt prohibited transaction may be subject to excise taxes, and the transaction may be subject to rescission. Similar Law may include prohibitions applicable to Non-ERISA Arrangements that are similar to the prohibited transaction rules contained in ERISA and the Code.

A fiduciary considering an investment in the Notes should consider whether the investment, including the holding or disposition of the Notes, may constitute or give rise to such a prohibited transaction for which an exemption is not available.

With respect to Plans subject to ERISA, we believe that the Notes will be treated as indebtedness with no substantial equity features for purposes of the plan asset regulations (although we make no assurances to that effect). Although not free from doubt, our assessment is based upon the traditional debt features of the Notes. If the Notes are treated as indebtedness, rather than equity, our assets will not be treated as plan assets as result of investment in the Notes.

Without regard to whether the Notes may cause our assets to be treated as plan assets under the plan asset regulations, we, the underwriters and our or the underwriters’ respective current and future affiliates may be parties in interest with respect to many Plans, and the purchase, holding or disposition of the Notes by, on behalf of, or with the assets of, any such Plan could give rise to a prohibited transaction under ERISA or the Code. For example, a purchase of the Notes may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan, which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief is available.

A prospective purchaser that is, or is acting on behalf of, or with the assets of, a Plan may wish to consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (a) the in-house asset manager exemption (PTCE 96-23); (b) the insurance company general account exemption (PTCE 95-60); (c) the bank collective investment fund exemption (PTCE 91-38); (d) the insurance company pooled separate account exemption (PTCE 90-1); and (e) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide limited exemptive relief for the purchase and sale of the Notes, provided that neither we nor certain of our affiliates have or exercise any discretionary authority or control over, or render any investment advice with respect to, the assets of the Plan involved in the transaction, and provided further that the Plan pays no more, and receives no less than, adequate consideration (as defined in the exemption) in connection with the transaction (the so-called “service provider exemption”). There can be no assurance, however, that any of these administrative or statutory exemptions will be available with respect to a transaction involving the Notes or with respect to any particular Plan. Purchasers should consult their own legal counsel to determine whether any purchase will constitute a prohibited transaction and whether exemptive relief is available.

Each purchaser or holder of a Note, including each fiduciary who causes an entity to purchase or hold a Note, shall be deemed to have represented and warranted on each day such purchaser or holder holds such Note that either:

•	it is neither a Plan nor a Non-ERISA Arrangement, and it is not purchasing or holding the Note on behalf of, or with the assets of, any Plan or Non-ERISA Arrangement; or
•	its purchase, holding and subsequent disposition of the Note will not constitute or result in (a) a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law, or (b) a breach of fiduciary or other duty or applicable law.

Each purchaser or holder of a Note will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the Note does not violate ERISA, the Code or any Similar Law. Nothing contained herein shall be construed as a representation that an investment in the Notes would meet any or all of the relevant legal requirements with respect to investments by, or that an investment in the Notes is appropriate for, Plans or Non-ERISA Arrangements, whether generally or as to any particular Plan or Non-ERISA Arrangement.

UNDERWRITING

We have entered into an underwriting agreement with Stephens Inc., as representative of the underwriters named below, with respect to the Notes that we are offering hereby. Subject to certain conditions, each underwriter has agreed to purchase the aggregate principal amount of Notes in this offering set forth opposite its name below at the public offering price set forth on the cover page of this prospectus supplement.

Underwriters	Amount of Securities
Stephens Inc.	$67,500,000
Sandler O’Neill & Partners, L.P.	7,500,000
Total	$75,000,000

The underwriting agreement provides that the obligations of the underwriters are several and not joint and are subject to certain conditions precedent and that the underwriters have agreed to purchase all of the Notes sold under the underwriting agreement if any of these Notes are purchased.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by counsel to the underwriters and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The following table shows the per Note and total underwriting discounts we will pay the underwriters:

Per Note	1.5%
Total	$1,125,000

We estimate that our total expenses of the offering, excluding underwriting discounts, will be approximately $150,000. We have also agreed to reimburse the underwriters for certain of their fees and expenses, including their FINRA counsel fee. In accordance with FINRA Rule 5110, these reimbursed expenses are deemed underwriting compensation for this offering.

Indemnity

We have agreed to indemnify the underwriters and persons who control the underwriters against liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

No Sales of Similar Securities

We have agreed, for a period from the date of the underwriting agreement through and including the closing date of the offering, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any debt securities that are issued or guaranteed by us and have a tenor of more than one year, without the prior written consent of the underwriters.

No Public Trading Market

There is currently no public trading market for the Notes. In addition, we have not applied and do not intend to apply to list the Notes on any securities exchange or to have the Notes quoted on a quotation system. The underwriters have advised us that they intend to make a market in the Notes. However, the underwriters are not obligated to do so and may discontinue any market-making in the Notes at any time in their sole discretion. Therefore, we cannot assure you that a liquid trading market for the Notes will develop, that you will be able to sell your Notes at a particular time, or that the price you receive when you sell will be favorable. If an active trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, the credit ratings for the Notes, our operating performance and financial condition, general economic conditions and other factors.

Price Stabilization, Short Positions

In connection with this offering of the Notes, the underwriters may engage in overallotment and stabilizing transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the Notes in the open market for the purpose of pegging, fixing, or maintaining the price of the Notes. Stabilizing transactions may cause the price of the Notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing transactions, they may discontinue them at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Prospectus Delivery

A prospectus supplement in electronic format may be made available by e-mail or on the websites maintained by the underwriters. In connection with this offering, the underwriters or certain securities dealers may distribute prospectuses electronically. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate the Notes for sale to online brokerage account holders. Any such allocation of online distributions will be made by the underwriters on the same basis as other allocations. Other than this prospectus supplement in electronic format, the information on any of these websites and any other information contained on a website maintained by the underwriters or syndicate member is not part of this prospectus supplement, has not been approved and/or endorsed by the underwriters or us and should not be relied upon by investors.

Other Considerations

We expect that delivery of the Notes will be made to investors on or about March 13, 2017, which will be the third business day following the date of pricing of the Notes (such settlement being referred to as “T+3”). Under Rule 15c6-1 promulgated under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise.

The underwriters and their respective affiliates have in the past provided, and may in the future from time to time provide, investment banking and other financial services to us, for which they have in the past received, and may in the future receive, customary fees and reimbursement for their expenses.

LEGAL MATTERS

The validity of the Notes offered by this prospectus supplement will be passed upon for us by Rogers & Hardin LLP, Atlanta, Georgia. Certain legal matters in connection with this offering will be passed upon for the underwriters by Covington & Burling LLP, Washington, D.C.

EXPERTS

The consolidated financial statements of Ameris Bancorp as of December 31, 2016 and 2015 and for each of the three years in the period ended December 31, 2016, and the effectiveness of Ameris Bancorp’s internal control over financial reporting as of December 31, 2016, have been audited by Crowe Horwath LLP, an independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the year ended December 31, 2016, and incorporated in this prospectus by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Rights
Warrants
Units

Ameris Bancorp may offer and sell, from time to time, in one or more offerings, together or separately, common stock, preferred stock, depositary shares, debt securities, rights, warrants and units combining elements of the foregoing. The securities listed above may be offered by us and/or may be offered and sold, from time to time, by one or more selling shareholders to be identified in the future.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offering. We will provide by supplements to this prospectus the specific terms and manner of offering of the securities that we actually offer. These prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement that describes the terms and manner of offering of those securities.

We may offer and sell these securities directly or through one or more underwriters, dealers and agents, on a continuous or delayed basis, or through a combination of these methods. If an offering of securities involves any underwriters, dealers or agents, then the prospectus supplement will name the underwriters, dealers or agents and will provide information regarding any fee, commission or discount arrangements made with those underwriters, dealers or agents.

Our common stock is traded on The NASDAQ Global Select Market under the symbol “ABCB.” On February 21, 2017, the last sales price on The NASDAQ Global Select Market for our common stock was $48.95. You are urged to obtain current market prices for our common stock. None of the other securities that may be offered pursuant to this prospectus are listed on an exchange. If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which such securities will be listed or quoted.

Investing in our securities involves risk. You should refer to the “Risk Factors” section included in the applicable prospectus supplement and in our periodic reports and other information we file with the Securities and Exchange Commission and carefully consider that information before investing in any of these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are not savings accounts, deposits or other obligations of any of our bank and non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Our principal executive office is located at 310 First St., S.E., Moultrie, Georgia 31768; our telephone number is (229) 890-1111.

The date of this prospectus is February 27, 2017.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using the “shelf” registration process. Under this shelf registration statement, from time to time, we may sell, either separately or together, common stock, preferred stock, depositary shares, debt securities, rights, warrants and units combining elements of the foregoing, in one or more offerings. Unless we indicate otherwise, references to “we,” “our,” “us,” “the Company” and “Ameris” are to Ameris Bancorp and its subsidiaries on a consolidated basis, and references to “the Bank” or “our Bank” are to Ameris Bank.

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities and the offering. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. The supplement also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” below.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. That registration statement, including the exhibits and the documents incorporated herein by reference, can be read at our website (www.amerisbank.com), the SEC website (www.sec.gov) or at the SEC offices mentioned under the heading “Where You Can Find More Information” below.

You should rely only on the information contained or incorporated by reference in this prospectus and the relevant prospectus supplement. We have not authorized any other person, including any underwriter or agent, to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement, and we will not make an offer to sell our securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and have incorporated by reference, is accurate as of the date of the front cover of this prospectus only. Our business, financial condition, results of operations, and prospects may have changed since that date.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us from time to time directly to the public or through dealers or designated agents. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers. Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers, or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this registration statement and any reports, statements or other information that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov. Reports, proxy statements and other information that we file with the SEC can also be found on our website, www.amerisbank.com, under the link “SEC Filings.” The information on, or that can be accessed through, our website is not a part of this document.

This prospectus is a part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document, the reference is only a summary and is qualified in its entirety by reference to the copy of the applicable document filed with the SEC; you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information incorporated by reference over different information included in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules, including, but not limited to, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K including related exhibits), until we or any underwriters sell all of the securities offered by this prospectus:

•	Our Annual Report on Form 10-K for the year ended December 31, 2016, filed on February 27, 2017;
•	The information contained in our Definitive Proxy Statement on Schedule 14A filed on April 1, 2016, and specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2015, filed on February 29, 2016;
•	Our Current Reports on Form 8-K filed on January 23, 2017 and February 8, 2017; and
•	The description of our common stock contained under the caption “Description of Capital Stock” found in our Preliminary Prospectus dated as of April 21, 1994, filed as part of our Registration Statement on Form SB-2 (Registration No. 33-77930) on April 21, 1994, and any amendments or reports filed for the purpose of updating such description.

To the extent that any information contained in any report on Form 8-K or any exhibit thereto was furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

You may request a copy of these filings, at no cost (other than for a copy of an exhibit to a filing, unless that exhibit is specifically incorporated by reference in the filing), by writing or telephoning us at the following address and telephone number:

Ameris Bancorp
310 First St., S.E.
Moultrie, Georgia 31768
Attn: Corporate Secretary
(229) 890-1111

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by the use of words such as “may,” “might,” “will,” “would,” “should,” “could,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “probable,” “potential,” “possible,” “target,” “continue,” “look forward,” or “assume,” and words of similar import. Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and events may differ, possibly materially, from the anticipated results or events indicated in these forward-looking statements. Forward-looking statements are not guarantees of future performance, and we caution you not to place undue reliance on these statements.

Forward-looking statements are subject to known and unknown risks, uncertainties and assumptions and may include projections relating to our future financial performance, including our growth strategies and anticipated trends in our business. For a detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements, you should refer to our Annual Report on Form 10-K for the year ended December 31, 2016, including the sections entitled “Risk Factors” in Part I, Item 1A of that report and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7, as well as our subsequent periodic and current reports filed with the SEC. See “Where You Can Find More Information” for information on how to obtain a copy of these documents. These risks and uncertainties are not exhaustive however. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this prospectus or the relevant report to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

AMERIS BANCORP

Ameris Bancorp, a Georgia corporation, is a bank holding company whose business is conducted primarily through Ameris Bank, a Georgia state-chartered bank and a wholly owned subsidiary of Ameris. We are headquartered in Moultrie, Georgia, and provide a full range of banking services to our retail and commercial customers through branches primarily concentrated in select markets in Georgia, Alabama, Northern Florida and South Carolina. These branches serve distinct communities in our business areas with autonomy but do so as one bank, leveraging our favorable geographic footprint in an effort to acquire more customers.

We operate 97 domestic banking offices with no foreign activities. At December 31, 2016, we had approximately $6.9 billion in total assets, $5.37 billion in total loans, $5.58 billion in total deposits and $646.4 million of shareholders’ equity. Deposits with Ameris Bank are insured, up to applicable limits, by the Federal Deposit Insurance Corporation.

Our principal executive offices are located at 310 First St., S.E., Moultrie, Georgia 31768. Our telephone number is (229) 890-1111 and website is www.amerisbank.com. The information on our website is not a part of this prospectus, and the reference to our website address does not constitute incorporation by reference of any information on that website into this prospectus or any prospectus supplement.

USE OF PROCEEDS

Unless we indicate otherwise in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities described in this prospectus for general corporate purposes. These purposes may include (1) providing capital to support our growth organically or through the acquisition of financial institutions or branches thereof in negotiated transactions, the acquisition of failed institutions from the Federal Deposit Insurance Corporation or the acquisition of businesses related to banking, (2) repaying or refinancing existing indebtedness, (3) financing investments in our subsidiaries or capital expenditures and (4) repurchasing our outstanding common stock. The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering at the time of sale. Pending such use, we may place the net proceeds in temporary investments or in deposit accounts at the Bank or we may use the net proceeds to reduce our indebtedness.

RISK FACTORS

An investment in Ameris securities involves risk. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference into this prospectus, as well as those contained in any applicable prospectus supplement. These risk factors may also be updated from time to time by our future filings with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. You should also refer to other information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein. Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business, operations and prospects. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus is qualified in its entirety by these risk factors.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS

The following table sets forth our consolidated ratio of earnings to fixed charges and our consolidated ratio of earnings to combined fixed charges and preferred stock dividends, both including and excluding interest on deposits, on a historical basis for the periods indicated. We did not have any preferred stock outstanding after March 24, 2014.

Year Ended December 31,
	2016	2015	2014	2013	2012
Ratio of Earnings to Fixed Charges:
Including interest on deposits	5.95x	4.57x	4.64x	3.72x	2.39x
Excluding interest on deposits	12.90x	10.26x	10.45x	13.44x	10.34x
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends:
Including interest on deposits	5.95x	4.57x	4.56x	3.21x	1.94x
Excluding interest on deposits	12.90x	10.26x	9.97x	7.73x	4.07x

For the purpose of computing the foregoing ratios, “earnings” represent net income plus fixed charges and the provision for income taxes, and “fixed charges”, excluding interest on deposits, consist of interest on outstanding debt, interest capitalized and the estimated portion of rental expense attributable to interest. The term “preferred stock dividends” is the amount of pre-tax earnings that is required to pay dividends on our outstanding preferred stock.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the common stock, preferred stock, depositary shares, debt securities, rights, warrants and units that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The applicable prospectus supplement and other offering material will describe particular terms of any security we offer, and it may add, update or change the terms and conditions of the securities as summarized in this prospectus. The applicable prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

In addition, for certain types of securities we offer, as discussed below, we may also adopt an amendment to our articles of incorporation or enter into an agreement that will govern the terms of such securities. We will file any such amendment or agreement with the SEC in connection with the offering of the applicable securities. For more information on how you can obtain copies of documents we file with the SEC, see “Where You Can Find More Information” above.

In the descriptions of our common stock, preferred stock, depositary shares, debt securities, rights, warrants and units, the terms “we,” “our” and “us” refer only to Ameris Bancorp and not to its subsidiaries.

DESCRIPTION OF COMMON STOCK

This section describes the material terms and provisions of Ameris common stock, par value $1.00 per share, or “common stock,” that we may offer from time to time. The following description of our common stock is only a summary and is subject to and qualified in its entirety by reference to our articles of incorporation, as amended (our “articles of incorporation”), our amended and restated bylaws (our “bylaws”) and the Georgia Business Corporation Code (the “GBCC”) and other applicable provisions of Georgia law. You should refer to, and read this summary together with, our articles of incorporation and bylaws to review all of the terms of our common stock. When we offer to sell shares of our common stock, we will describe the specific terms of the offering and the shares in a prospectus supplement.

General

Our articles of incorporation authorize the issuance of up to 100,000,000 shares of common stock. A total of 35,118,792 shares were issued and outstanding as of February 21, 2017. Our common stock trades on The NASDAQ Global Select Market under the symbol “ABCB.” As of February 21, 2017, approximately 901,000 shares of common stock were reserved for issuance under our 2014 Omnibus Equity Compensation Plan, which provides for grants of various stock or stock-based awards to directors, officers and certain other employees. Computershare Investor Services serves as the registrar and transfer agent of our common stock.

You should note that the rights and privileges of holders of our common stock are subject to any preferences that our board of directors may set for any series of preferred stock that we may issue in the future. These preferences may relate to voting, dividend and liquidation rights, among other things.

Voting Rights

Holders of shares of our common stock are entitled to one vote per share on all matters submitted to a vote of shareholders, including the election of directors. In general, a majority of votes cast on a matter, whether in person or by proxy, at a meeting of shareholders at which a quorum is present is sufficient to take action on such matter. Directors are elected by a plurality of votes cast, and shareholders do not have cumulative voting rights.

Dividend Rights

Holders of our common stock are entitled to receive dividends only if, as and when declared by the our board of directors out of funds legally available, subject to certain restrictions imposed by state and federal laws and the preferential dividend rights of any preferred stock then outstanding. Under the GBCC, we may not pay a dividend if, after paying such dividend, (1) we would not be able to pay our debts as they become due or (2) our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of shareholders, if any, whose rights are superior to those receiving the distribution.

As a bank holding company, our ability to pay dividends is substantially dependent on the ability of Ameris Bank to transfer funds to us in the form of dividends, loans and advances. Accordingly, our declaration and payment of dividends depends upon Ameris Bank’s earnings and financial condition, as well as upon general economic conditions and other factors. In addition, under Georgia law, the prior approval of the Georgia Department of Banking and Finance is required before any cash dividends may be paid by a Georgia bank, such as Ameris Bank, if (i) total classified assets at the most recent examination of such bank exceed 80% of the equity capital (plus the reserve for loan losses) of such bank, (ii) the aggregate amount of dividends declared or anticipated to be declared in the calendar year exceeds 50% of the net profits (after taxes but before dividends) for the previous calendar year or (iii) the ratio of equity capital to adjusted total assets is less than 6%. As of December 31, 2016, there was approximately $39.0 million of retained earnings of Ameris Bank available for payment of cash dividends under applicable regulations without obtaining regulatory approval.

Liquidation and Other Rights

Our shareholders are entitled to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, after payment of, or adequate provision for, all of our known debts and liabilities.

Holders of shares of our common stock have no preference, conversion or exchange rights and have no preemptive rights to subscribe for any of our securities. There are no sinking fund provisions applicable to our common stock. All outstanding common stock is, when issued against payment therefor, fully paid and non-assessable. Such shares are not redeemable at the option of Ameris or holders thereof. Finally, subject to the rules of The NASDAQ Global Select Market, our board of directors may issue additional shares of our common stock or rights to purchase shares of our common stock without the approval of our shareholders.

Anti-Takeover Provisions of Our Articles of Incorporation and Bylaws and the GBCC

Our articles of incorporation and bylaws contain provisions that could make more difficult an acquisition of Ameris by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage specific types of coercive takeover practices and inadequate takeover bids as well as to encourage persons seeking to acquire control to first negotiate with our board of directors. Although these provisions may have the effect of delaying, deferring or preventing a change in control, we believe that the benefits of increased protection through the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweighs the disadvantages of discouraging these proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

The GBCC also provides additional provisions which, if adopted by our board of directors, would further inhibit certain unsolicited acquisition proposals.

Classified Board of Directors.  Our bylaws provide that our board of directors shall consist of not less than seven and not more than 15 members. Our bylaws provide for a classified board of directors, divided into three classes, with each class consisting as nearly as possible of one-third of the total number of directors, and with shareholders electing one class each year for a three-year term. Between shareholders’ meetings, only our board of directors is permitted to appoint new directors to fill vacancies or newly created directorships so that no more than the number of directors in any given class could be replaced each year and it would take three successive annual meetings to replace all directors.

Shareholder Action Through Written Consent.  Our bylaws only provide for shareholder action by written consent in lieu of a meeting if all shareholders entitled to vote on such action sign such consent.

Nominations to Board of Directors.  Our articles of incorporation and bylaws provide that nominations for the election of directors may be made by our board of directors or any committee appointed by our board of directors or by any shareholder entitled to vote generally in the election of directors. Our bylaws establish an advance notice procedure for shareholder nominations to our board of directors. A shareholder may only make a nomination to our board of directors if he or she complies with the advance notice and other procedural requirements of our bylaws and is entitled to vote on such nomination at the meeting.

Removal of Directors; Board of Directors Vacancies.  Our articles of incorporation provide that members of our board of directors may only be removed for cause and then only with a vote of at least a majority of the outstanding shares entitled to vote in the election of directors. Our bylaws further provide that only our board of directors may fill vacant directorships. These provisions would prevent a shareholder from gaining control of our board of directors by removing incumbent directors and filling the resulting vacancies with such shareholder’s own nominees.

Authorized But Unissued Stock.  The authorized but unissued shares of the common stock and preferred stock are available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of the common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management, which could render more difficult or discourage any attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our management.

Georgia “Fair Price” Statute.  Sections 14-2-1110 through 14-2-1113 of the GBCC (the “Fair Price Statute”), generally restrict a company from entering into certain Business Combinations (as defined in the GBCC) with an interested shareholder unless:

•	the transaction is unanimously approved by the continuing directors who must constitute at least three members of the board of directors at the time of such approval; or
•	the transaction is recommended by at least two-thirds (2/3) of the continuing directors and approved by a majority of the shareholders excluding the interested shareholder.

Georgia “Business Combination” Statute.  Sections 14-2-1131 through 14-2-1133 of the GBCC (the “Business Combination Statute”), generally restrict a company from entering into certain business combinations (as defined in the GBCC) with an interested shareholder for a period of five (5) years after the date on which such shareholder became an interested shareholder unless:

•	the transaction is approved by the board of directors of the company prior to the date the person became an interested shareholder;
•	the interested shareholder acquires at least 90% of the company’s voting stock in the same transaction (calculated pursuant to GBCC Section 14-2-1132) in which such person became an interested shareholder; or
•	subsequent to becoming an interested shareholder, the shareholder acquires at least 90% (calculated pursuant to GBCC Section 14-2-1132) of the company’s voting stock and the business combination is approved by the holders of a majority of the voting stock entitled to vote on the matter (excluding the stock held by the interested shareholder and certain other persons pursuant to GBCC Section 14-2-1132).

The GBCC provides that the restrictions set forth in the Fair Price Statute and the Business Combination Statute will not apply unless the bylaws of the corporation specifically provide that these provisions of the GBCC are applicable to the corporation (and in certain other situations). We have not elected to be covered by such statutes, but we could do so by action of our board of directors, without a vote by shareholders except as may be prohibited by law, at any time.

Restrictions on Ownership

The ability of a third party to acquire us is limited under applicable United States banking laws and regulations. The Bank Holding Company Act of 1956, as amended, or the “BHC Act,” generally prohibits any company that is not engaged in banking activities and activities that are permissible for a bank holding company or a financial holding company from acquiring “control” of Ameris. Control is generally defined as ownership of 25% or more of the voting stock of a company, the ability to control the election of a majority of the company’s board of directors or the other exercise of a “controlling influence” over a company. For any existing bank holding company, under the BHC Act such bank holding company must obtain the prior approval of the Federal Reserve Board before acquiring 5% or more of our voting stock. In addition, the

Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring “control” of a bank holding company unless the Federal Reserve Board has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as Ameris, where no other person holds a greater percentage of that class of voting stock, constitutes acquisition of control of the bank holding company.

DESCRIPTION OF PREFERRED STOCK

This section outlines the general provisions of the shares of Ameris preferred stock, or “preferred stock,” that we may offer from time to time. The applicable prospectus supplement will describe the specific terms of any series of preferred stock that we issue. The prospectus supplement will also indicate whether the terms and provisions described in this prospectus apply to the particular series of preferred stock to which the prospectus supplement relates.

The following description of the preferred stock, and any description of preferred stock in a prospectus supplement, is only a summary and is subject to and qualified in its entirety by reference to the articles of amendment to our articles of incorporation that our board will adopt relating to the particular series of preferred stock, as well as to applicable provisions of our bylaws, the GBCC and other applicable provisions of Georgia law. We will file a copy of the articles of amendment with the SEC in connection with the sale of any series of preferred stock. You should refer to, and read this summary together with, such articles of amendment, as well as our articles of incorporation and bylaws, to understand all of the terms of any shares of preferred stock that we may offer.

Finally, the information in “Description of Common Stock” above discussing the anti-takeover provisions of our articles of incorporation are equally applicable to the discussion of the terms of our preferred stock.

General

Under our articles of incorporation, our board of directors is authorized, without shareholder approval, to adopt resolutions providing for the issuance of up to 5,000,000 shares of preferred stock, in one or more series, subject to the provisions of our articles, applicable law and the rules of The NASDAQ Global Select Market. Our board of directors may fix the designations, preferences, limitations, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions, of each series of preferred stock.

As of the date of this prospectus, 52,000 shares of preferred stock have been designated as Fixed Rate Cumulative Preferred Stock, Series A. All of such shares have been repurchased and redeemed pursuant to the terms of such series and have been cancelled and are no longer outstanding. No other series of preferred stock has been designated, and no other shares of our preferred stock have been issued.

The prospectus supplement relating to a particular series of preferred stock will contain a description of the specific terms of that series, including, as applicable:

•	the title, designation and number of shares of the series of preferred stock;
•	the price at which the preferred stock will be issued;
•	the dividend rate, or the amount or method of calculation of dividends, the payment dates for dividends, whether dividends will be cumulative or non-cumulative, and, if cumulative, the date or dates from and after which dividends will begin to accumulate;
•	whether the shares will be convertible or exchangeable into shares of our common or preferred stock, and, if so, the price and other terms and conditions of conversion or exchange;
•	whether or not the shares of preferred stock will be redeemable and, if redeemable, the redemption price (or the method for calculating the redemption price) and the other terms and conditions relating to the redemption of the shares of preferred stock (including any restriction on redemption when the payment of dividends is in arrears);

•	the amount, if any, payable on the shares of such series of preferred stock in the event of our voluntary or involuntary liquidation, dissolution or winding up;
•	any requirements that a sinking fund or purchase fund be provided for the redemption or purchase of the shares of such series;
•	the exchange or market, if any, where the preferred stock will be listed or traded; and
•	any other powers, preferences and relative participating, optional or other special rights, or qualifications, limitations or restrictions thereon, to the extent not inconsistent with the terms of our articles of incorporation.

Upon the issuance and payment for shares of preferred stock, the shares will be fully paid and nonassessable. Except as otherwise may be specified in the prospectus supplement relating to a particular series of preferred stock, holders of preferred stock will not have any preemptive or subscription rights to acquire any class or series of our capital stock.

The rights of holders of our preferred stock may be adversely affected in the future by the rights of holders of any new shares of preferred stock that may be issued by us in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purposes. Proper corporate purposes include, among other things, issuances to obtain additional financing in connection with acquisitions, in connection with a shareholders’ right plan or otherwise.

Rank

Unless otherwise specified in the prospectus supplement relating to a particular series of preferred stock, each series of preferred stock will rank on an equal basis with each other series of our preferred stock and prior to our common stock as to dividends and any distribution of our assets.

Dividends

Holders of each series of preferred stock will be entitled to receive cash dividends only if, as and when declared by our board of directors out of funds legally available for dividends. The prospectus supplement will describe the dividend rates and the dates on which we will pay dividends as to each series of preferred stock. Dividends on any series of preferred stock may be fixed or variable, or both, and may be cumulative or non-cumulative, in each case as described in the applicable prospectus supplement.

Our board of directors may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to such series of preferred stock have been paid or sufficient funds have been set aside for payment. If dividends are not paid in full to each series of preferred stock, we will declare any dividends pro rata among the preferred stock of each series and any series of preferred stock that ranks equally with or senior to such series of preferred stock. A “pro rata” declaration means that the dividends we declare per share on each series of preferred stock will bear the same relationship to each other that the full accrued dividends per share on each series of the preferred stock bear to each other.

Unless all dividends on the preferred stock of each series issued have been paid in full, we will not declare or pay any dividends, or set aside sums for payment of dividends or distributions, on any common stock or on any class of security ranking junior to a series of preferred stock, except for dividends or distributions paid in the form of securities ranking junior to the preferred stock. We will also not redeem, purchase or otherwise acquire any securities ranking junior to a series of preferred stock as to dividends or liquidation preferences, except by conversion into or exchange for stock ranking junior to the series of preferred stock.

Conversion or Exchange

The applicable prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible or exchangeable into shares of our common stock or another series of our preferred stock. The terms of any such conversion or exchange (and any such preferred stock issuable in connection therewith) will be described in the prospectus supplement relating to such series of preferred stock.

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or at the option of the holder thereof, and may be mandatorily redeemable or convertible. The applicable prospectus supplement will describe the restrictions, if any, on the repurchase or redemption by us of any series of our preferred stock. Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

On the redemption date of shares of preferred stock called for redemption or upon our earlier call and deposit of the redemption price, all rights of holders of the preferred stock called for redemption will terminate, except for the right to receive the redemption price.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, holders of each series of preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of preferred stock, plus an amount equal to any accrued but unpaid dividends. These distributions will be made before any distribution is made on our common stock or on any securities ranking junior to such preferred stock.

If the liquidation amounts payable to holders of preferred stock of all series ranking on a parity regarding liquidation are not paid in full, the holders of the preferred stock of these series will have the right to a pro rata portion of our available assets up to the full liquidation preference. Holders of these series of preferred stock or such other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;
•	as otherwise stated in the articles of amendment to our articles of incorporation establishing the series of such preferred stock; and
•	as required by applicable law.

Under regulations adopted by the Federal Reserve Board, if the holders of the preferred stock of any series become entitled to vote for the election of directors, whether because dividends on the preferred stock of such series are in arrears or otherwise, preferred stock of such series could be deemed a “class of voting securities.” In this instance, a holder of 25% or more of the preferred stock of such series likely would then be subject to regulation as a bank holding company in accordance with the BHC Act. In addition, a holder of such series that exercises a “controlling influence” over us, as determined by the Federal Reserve Board based on the holder’s total equity investment and other relevant facts and circumstances, could also be subject to regulation under the BHC Act. To the extent a series of the preferred stock is deemed a class of voting securities, acquisitions of shares of such series of preferred stock may be subject to the requirements described above under the heading “Description of Common Stock — Restrictions on Ownership.”

Transfer Agent and Registrar

The applicable prospectus supplement will name the transfer agent, registrar, dividend paying agent and depositary, if any, for shares of each series of preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

The terms of any depositary shares and any depositary receipts that we offer for sale and any deposit agreement relating to a particular series of preferred stock will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the provisions summarized below do not apply to the depositary shares or depositary receipts being offered. The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement and the articles of amendment to our articles of incorporation for the applicable series of preferred stock that are, or will be, filed with the SEC.

General

We may elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In such event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, which we refer to in this prospectus as the “depositary,” under a deposit agreement between us, the depositary and the holders of the depositary receipts. We will identify the depositary in the applicable prospectus supplement. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share. If necessary, the prospectus summary will also provide a description of the U.S. federal income tax consequences relating to the purchase and ownership of the series of depositary shares offered by that prospectus supplement.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement. While the final depositary receipts are being prepared, we may order the depositary to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. The holders of the temporary depositary receipts will be entitled to the same rights as if they held the depositary receipts in final form. Holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary by lot or ratably or by any other equitable method as the preferred stock depositary may decide.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by such depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary. Holders of depositary shares making such withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the related prospectus supplement for such series of preferred stock.

However, holders of such whole shares of preferred stock will not be entitled to deposit such preferred stock under the deposit agreement or to receive depositary receipts for such preferred stock after such withdrawal. If the depositary shares surrendered by the holder in connection with such withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of such depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by such holder’s depositary shares. The preferred stock depositary will seek to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will vote all shares of any series of preferred stock held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing such series of preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by at least a majority of the outstanding depositary shares. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the deposit agreement that has been amended thereby.

The deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed;
•	each share of preferred stock has been converted into or exchanged for common stock; or
•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of the Company.

We may terminate the deposit agreement at any time, and the preferred stock depositary will give notice of such termination to the record holders of all outstanding depositary receipts not less than 30 days prior to the termination date. In such event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of such depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by such depositary shares.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

No fees, charges or expenses of the preferred stock depositary or any agent of the preferred stock depositary or of any registrar shall be payable by any person other than the Company, except for any taxes and other governmental charges and except as provided in the deposit agreement. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable hereunder at the election of a holder of a depositary receipt or other person, such holder or other person will be liable for such fees, charges and expenses.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its intent to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Miscellaneous

The preferred stock depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the preferred stock depositary and that we are required to furnish to the holders of the deposited preferred stock.

Neither the preferred stock depositary nor the Company will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of the Company and the preferred stock depositary under the deposit agreement will be limited to performance with honest intentions of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. The Company and the preferred stock depositary may rely upon written advice of counsel or accountants or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF DEBT SECURITIES

We may offer from time to time debt securities in the form of either senior debt securities or subordinated debt securities. Unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. We will issue debt securities under one or more separate indentures between us and a trustee to be identified in the applicable prospectus supplement.

Forms of indentures for senior indebtedness and subordinated indebtedness are included as exhibits to the registration statement of which this prospectus forms a part (the text below refers to both the senior and subordinated indentures as the form of “indenture”). The senior and subordinated indentures are substantially identical except as described below under “Subordinated Debt Securities” in this section. The following summary of the general terms and provisions of the indentures is not complete. You should read the indentures for provisions that may be important to you.

When we offer to sell a particular series of debt securities, the prospectus supplement will describe the specific terms of the series, and it will also address whether the general terms and provisions described below apply to the particular series of debt securities. Capitalized terms used in the summary have the meanings specified in the forms of indenture.

General

Unless otherwise provided in a supplemental indenture, our board of directors will set the particular terms of each series of debt securities, which will be described in a prospectus supplement relating to such series. We can issue an unlimited amount of debt securities under the indenture, in one or more series with the same or various maturities, at par, at a premium or at a discount. Among other things, the prospectus supplement relating to a series of debt securities being offered will address the following terms of the debt securities:

•	the title of the debt securities;
•	the price(s), expressed as a percentage of the principal amount, at which we will sell the debt securities;

•	whether the debt securities will be senior or subordinated, and, if subordinated, any such provisions that are different from those described below under “Subordinated Debt Securities”;
•	any limit on the aggregate principal amount of the debt securities;
•	the date(s) when principal payments are due on the debt securities;
•	the interest rate(s) on the debt securities, which may be fixed or variable, per annum or otherwise, and the method used to determine the rate(s), the dates on which interest will begin to accrue and be payable, and any regular record date for the interest payable on any interest payment date;
•	the place(s) where principal of, premium and interest on the debt securities will be payable;
•	provisions governing redemption of the debt securities, including any redemption or purchase requirements pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the redemption price and other detailed terms and provisions of such repurchase obligations;
•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•	the portion of the principal of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;
•	any additional or modified events of default from those described in this prospectus or in the indenture and any change in the acceleration provisions described in this prospectus or in the indenture;
•	any additional or modified covenants from those described in this prospectus or in the indenture with respect to the debt securities;
•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and
•	any other specific terms of such debt securities.

In addition, we may issue convertible debt securities. Any conversion provisions of a particular series of debt securities will be set forth in the officer’s certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. To the extent applicable, conversion may be mandatory, at the option of the holder or at our option, in which case the number of shares of common or preferred stock to be received upon conversion would be calculated as of a time and in the manner stated in the prospectus supplement.

The applicable prospectus supplement will provide an overview of the U.S. federal income tax considerations and other special considerations applicable to any debt securities we offer for sale.

Transfer and Exchange

As described in the applicable prospectus supplement, each debt security will be represented by either a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) or one or more global securities registered in the name of a depositary, or its nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), in the aggregate principal amount of the series of debt securities. Except as described below under the heading “Global Debt Securities and Book-Entry System,” book-entry debt securities will not be certificated.

Certificated Debt Securities

You can transfer certificated debt securities (and the right to receive the principal of, premium and interest thereon) only by surrendering the certificate representing those certificated debt securities. Either we or the trustee will reissue the existing certificate, or issue a new certificate, to the new holder.

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. There is no service charge, but we may require payment of a sum sufficient to cover any taxes or other governmental charges payable in connection with a transfer or exchange.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, The Depository Trust Company (which we refer to below as “DTC” or the “depositary”), as the depositary, and registered in its (or its nominee’s) name. DTC is a limited-purpose trust company and a “banking organization” organized under New York law, a member of the Federal Reserve System, a “clearing corporation” within in the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. We understand that DTC intends to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to “participants” or persons that may hold interests through participants (sometimes called “indirect participants”). A participant is a person having an account with the depositary for the related global debt security, typically broker-dealers, banks, trust companies, clearing corporations and certain other organizations. Upon the issuance of a global debt security, the depositary will credit the participants’ accounts on its book-entry registration and transfer system with the respective principal amounts of the book-entry debt securities owned by such participants; the depositary will have no knowledge of the underlying beneficial owners of the book-entry debt securities owned by participants. Any dealers, underwriters or agents participating in the distribution of the book-entry debt securities will designate accounts to be credited. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of indirect participants). Some states may legally require certain purchasers to take physical delivery of such securities, which may impair your ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as DTC (or its nominee) is the registered owner of a global debt security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. This means that, except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names or to receive physical delivery of a certificate in definitive form nor will such beneficial owners be considered the owners or holders of those securities under the indenture. Accordingly, to exercise any rights of a holder under the indenture each person beneficially owning book-entry debt securities must rely on DTC’s procedures for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest. As a beneficial owner of book-entry debt securities, information regarding your holdings will come through the participant, or indirect participant, through which you own such securities.

Notwithstanding the above, under existing industry practice, the depositary may authorize persons on whose behalf it holds a global debt security to exercise certain of a holder’s rights. For purposes of obtaining any consents or directions required to be given by holders of the debt securities under the indenture, we, the trustee and our respective agents will treat as the holder of a debt security any persons specified in a written statement of the depositary with respect to that global debt security.

All payments of principal of, and premium and interest on, book-entry debt securities will be paid to DTC (or its nominee) as the registered holder of the related global debt security, and any redemption notices will be sent directly to DTC. Neither we, the trustee nor any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests. We expect DTC, upon receipt of any payment of principal of, premium or interest on a global debt security, to immediately credit participants’ accounts with payments ratably according to the respective amounts of book-entry debt securities held by each participant. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, similar to those for securities held in “street name.”

We will issue certificated debt securities in exchange for each global debt security if the depositary at any time cannot or will not continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days. In addition, we may at any time and in our sole discretion decide not to have the book- entry debt securities represented by global debt securities; in that event, we will issue certificated debt securities in exchange for the global debt securities of that series. If an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing, holders may exchange global debt securities for certificated debt securities.

We have obtained the foregoing information concerning DTC and its book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions affording holders of the debt securities protection, such as prior consent or acceleration rights, in the event we agree to a change in control or a highly leveraged transaction (whether or not such transaction results in a change in control), which could adversely affect holders of debt securities.

Covenants

The applicable prospectus supplement will describe any restrictive covenants applicable to any debt securities we offer for sale.

Consolidation, Merger and Sale of Assets

We may not consolidate or merge with, or sell or lease all or substantially all of our properties and assets to, any person (which we refer to as a “successor”), or permit any other person to consolidate with or merge into us or convey, transfer or lease all or substantially all of that person’s properties and assets to us, unless:

•	we are the surviving corporation or the successor (if not us) is a corporation organized and existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;
•	immediately after giving effect to the transaction, no event of default, and no event which after the giving of notice or lapse of time or both, would become an event of default, shall have occurred and be continuing under the indenture; and
•	certain other conditions are met.

Events of Default

For any series of debt securities, in addition to any event of default described in the prospectus supplement applicable to that series, an event of default will include the following events:

•	default in the payment when due of any installment of interest on any debt security of that series, or any additional amounts owed with respect to such security for certain taxes, assessments or other governmental charges, which default is not cured within 30 days (unless we deposit the entire amount of the payment owed with the trustee or with a paying agent prior to the expiration of this 30-day period);
•	default in the payment when due of principal of or premium on any debt security of that series;
•	default in the deposit when due of any sinking fund payment in respect of any debt security of that series;

•	our breach of any covenant or warranty in the indenture (other than a covenant or warranty included in the indenture solely for the benefit of a series of debt securities other than that series), which breach is not cured within 90 days after delivery of written notice thereof from the trustee to us or from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series to us or the trustee, as provided in the indenture; and
•	certain events of bankruptcy, insolvency or reorganization involving us.

The applicable prospectus supplement will explain whether or not an event of default with respect to one series of debt securities will constitute a cross-default with respect to any other series of debt securities (except that certain events of bankruptcy, insolvency or reorganization will always constitute cross-defaults).

If an event of default with respect to any outstanding debt securities occurs and is continuing, then the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), accelerate the payment of the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series, though our subordinated debt securities may not grant holders this right to accelerate. Such acceleration is automatic (without no notice required) in the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization. Following acceleration, Payments on our subordinated debt securities, if any, will be subject to the subordination provisions described below under “Subordinated Debt Securities.” At any time after acceleration with respect to debt securities of any series, but before the trustee has obtained a court judgment or decree for payment of the amounts due, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. The prospectus supplement relating to any series of debt securities that are discount securities will contain particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any rights or powers under the indenture at the request of any holder of outstanding debt securities unless the trustee is indemnified against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security may institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and
•	the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series have requested the trustee in writing (and offered reasonable indemnity to the trustee) to institute the proceeding (and have not subsequently given contrary instructions), and the trustee has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Under the indenture we must furnish the trustee a statement as to compliance with the indenture within 120 days after the end of our fiscal year. The indenture provides that, other than with respect to payment defaults, the trustee may withhold notice to the holders of debt securities of any series of a default or event of default if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may amend the indenture if the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments consent thereto. We may not make any amendment without the consent of the specific holder of an affected debt security then outstanding if that amendment will:

•	reduce the amount of such holders’ debt securities;
•	reduce the interest rate of, or extend the time for payment of, interest (including default interest) on any debt security or any additional amounts owed with respect to such security for certain taxes, assessments or other governmental charges;
•	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund with respect to any series of debt securities;
•	reduce the principal amount of discount securities payable upon acceleration of maturity;
•	waive a payment default on any debt security (except a rescission of acceleration by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
•	make any payment on any debt security, or any additional amounts owed with respect to such security for certain taxes, assessments or other governmental charges, in currency other than that stated in the debt security;
•	adversely affect the right to convert any debt security;
•	make any change to certain provisions of the indenture relating to, among other things, holders’ rights to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or
•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of all holders waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of all holders waive any past default under the indenture with respect to that series and its consequences, except a payment default or a default of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

We may deposit with the trustee, in trust, cash or cash equivalents in an amount that, through the payment of interest and principal in accordance with their terms, is sufficient in the opinion of our independent public accountants to make all payments of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the due dates for such payments in accordance with the terms of the indenture and those debt securities. If we make such a deposit, unless otherwise provided under the applicable series of debt securities, we will be discharged from any and all obligations in respect of the debt securities of such series (except for obligations relating to the transfer or exchange of debt securities and the replacement of stolen, lost or mutilated debt securities and relating to maintaining paying agencies and the treatment of funds held by paying agents). However, this discharge may occur only if, among other things, we have delivered to the trustee a legal opinion stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and, based thereon confirming that, the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

Under the indenture (and unless otherwise provided by the terms of the applicable series of debt securities), upon making the deposit and delivering the legal opinion described in “Legal Defeasance” above, we will not need to comply with the covenants described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement, and any such noncompliance will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

Covenant Defeasance and Events of Default

If we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amounts on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will remain liable for those payments.

The Trustee

The indentures limit the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims. The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

Subordinated Debt Securities

The indenture will govern the extent to which payment on any subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness. The subordinated debt securities also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of principal and interest on subordinated debt securities will be subordinated to the prior payment in full of all senior indebtedness in cash or other payment satisfactory to the holders of such senior indebtedness. If subordinated debt securities are accelerated because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of the subordinated debt securities are entitled to receive any payment or distribution. The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness of any acceleration of payment of the subordinated debt securities.

We may not make any payment on the subordinated debt securities, including upon redemption (whether at the holder’s or our option) if:

•	a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable grace period (called a “payment default”); or
•	a default (other than a payment default) that permits holders of designated senior indebtedness to accelerate its maturity occurs and is continuing, and the trustee receives a notice of such default (called a “payment blockage notice”) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

We may resume payments and distributions on the subordinated debt securities, in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist; and, in the case of a non-payment default, the earlier of the date on which such nonpayment default is cured or waived and 179 days after the date on which the payment blockage notice is received, if the maturity of the designated senior indebtedness has not been accelerated.

No new payment blockage period may be commenced pursuant to a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments, including any liquidated damages, on the debt securities that have come due have been paid in full in cash. Generally, a non-payment default existing or continuing on the date of delivery of any payment blockage notice cannot be the basis for any later payment blockage notice.

If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the foregoing subordination provisions, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

The indenture does not prohibit us from incurring debt, including senior indebtedness. We may from time to time incur additional debt, including senior indebtedness.

We are obligated to pay reasonable compensation to the trustee and to indemnify it against certain losses, liabilities or expenses it incurs in connection with its duties relating to the subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

Certain Definitions

“indebtedness” means:

(1)	all indebtedness, obligations and other liabilities for borrowed money, including overdrafts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business;
(2)	all reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers’ acceptances;
(3)	all obligations and liabilities under leases required by generally accepted accounting principles to be accounted for as capitalized lease obligations on our balance sheet;
(4)	all obligations and other liabilities under any real property lease or related document which contractually obligates us to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor;
(5)	all obligations under interest rate or other swaps, caps or collar agreements or other similar instruments or agreements;
(6)	all direct or indirect guaranties or similar agreements in respect of indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;
(7)	any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which we own or hold; and
(8)	any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness or other obligation described in clauses (1) through (7) above.

“senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. Senior indebtedness does not include:

•	indebtedness that expressly provides that it shall not be senior in right of payment to subordinated debt securities or expressly provides that it is on the same basis or junior to subordinated debt securities; and
•	our indebtedness to any of our majority-owned subsidiaries.

Governing Law

Unless otherwise set forth in the prospectus supplement applicable to the particular series of debt securities, the indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF RIGHTS

This section describes the general terms and provisions of the rights to securities that we may offer to our shareholders. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such rights offering.

Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The description in the applicable prospectus supplement and other offering material of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agent agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of the applicable rights agent agreement if we offer rights, see “Where You Can Find More Information.” We urge you to read the applicable rights agent agreement and the applicable prospectus supplement and any other offering material in their entirety.

The prospectus supplement relating to any rights we offer will include specific terms relating to the offering, including, among others, the date of determining the shareholders entitled to the rights distribution, the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights, the exercise price, the conditions to completion of the offering, the date on which the right to exercise the rights will commence and the date on which the right will expire, and any applicable U.S. federal income tax considerations. To the extent that any particular terms of the rights, rights agent agreement or rights certificates described in a prospectus supplement differ from any of the terms described here, then the terms described here will be deemed to have been superseded by that prospectus supplement.

Each right entitles the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights become void and of no further force or effect.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

In this section, we describe the general terms and provisions of the warrants that we may offer from time to time. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent who will be specified in the warrant agreement and in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The following description of the warrants we offer, and any description of such warrants in a prospectus supplement, is only a summary and is qualified in its entirety by reference to the applicable warrant agreement and related warrant certificate, both of which we will file with the SEC in connection with any offers of warrants. You should refer to, and read this summary and the prospectus supplement together with, the warrant agreement, including the forms of warrant certificates representing the warrants, relating to the specific warrants that we may offer, to understand all of the terms of the warrant agreement and the warrants.

General

We may issue warrants for the purchase of common stock, preferred stock or warrants to purchase other securities. Warrants may be issued independently or together with debt securities or capital stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. The applicable prospectus supplement related to an issuance of warrants will describe the terms of such warrants, including the following, as applicable:

•	the title of the warrants;
•	the total number of warrants to be issued;
•	the price or prices at which we will issue the warrants;
•	the designation, amount and terms of the securities purchasable upon exercise of the warrants and the exercise price for such securities;
•	the date on which the right to exercise the warrants will commence and the date on which such right will expire;
•	the procedures and conditions relating to the exercise of the warrants;
•	the minimum or maximum amount of warrants that may be exercised at any one time;
•	anti-dilution and any other provisions to adjust the number or amount of securities to be delivered upon exercise of the warrants;
•	the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;
•	whether the warrants will be in registered or bearer form;
•	information with respect to book-entry registration and transfer procedures, if any;
•	a discussion of material considerations relating to U.S. federal income tax laws and the federal Employee Retirement Income Security Act of 1974, as amended;
•	the identity of the warrant agent; and
•	any other terms of the warrants.

Prior to the exercise of their warrants, holders of warrants exercisable for shares of common stock or preferred stock will not have any rights of holders of the common stock, preferred stock or other securities purchasable upon such exercise, including any rights to vote such shares or to receive any distributions or dividends thereon.

Warrant certificates may be exchanged for new warrant certificates of different denominations.

Exercise of Warrants

Each warrant will entitle the holder to purchase the number of shares of preferred stock or common stock or such other securities for cash at the exercise price stated in, or calculable as described in, the applicable prospectus supplement and warrant agreement. Warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement and otherwise in accordance with the procedures set forth in the applicable prospectus supplement. Upon the proper exercise of the warrants and our receipt of the full exercise price, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants are exercised, a new warrant certificate will be issued for the remaining warrants.

Warrants may be exercised at any time prior to the close of business on the expiration date. After the close of business on the expiration date (or such later date to which we may extend the expiration date of the warrants), unexercised warrants will be void and have no further force, effect or value.

Enforceability of Rights; Governing Law

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce, their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the applicable prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of Georgia.

DESCRIPTION OF UNITS

This section outlines the general terms and provisions of the units that we may offer from time to time. We may issue units comprising one or more of the securities described in this prospectus in any combination. The applicable prospectus supplement will describe the specific terms and conditions of any units that we issue.

We will issue each unit so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. A unit agreement will govern the terms of any units we issue. This unit agreement may provide that the securities included in the unit may not be held or transferred separately at any time or before a specified date. There may or may not be an active market for units or the underlying securities, and not all the securities comprising a unit may be listed or traded on a securities exchange or market.

Among other things, the prospectus supplement relating to any units that we issue will specify the following terms of such units:

•	the terms of the units, and the terms of any of the common stock, preferred stock, debt securities and warrants comprising the units, including whether and under what circumstances the units may be traded separately;
•	a description of the terms of any unit agreement governing the units;
•	a description of the provisions for payment, settlement, transfer or exchange of the units or the securities comprising the units; and
•	whether the units will be issued fully registered or in global form.

You should note that the description of any units we offer in the applicable prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which we will file with the SEC in connection with any offer of units. We urge you to read the applicable unit agreement and the applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

General

We may sell the securities covered by this prospectus inside and outside the United States from time to time through one or more underwriters, dealers or agents, directly to one or more purchasers (including our existing shareholders), or through a combination of these methods. The name of any such underwriter, dealer or agent involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be stated in the applicable prospectus supplement. The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the times of sale, at prices related to such prevailing market prices or at negotiated prices.

The terms of the offering of securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement, if required, filed pursuant to Rule 424(b) under the Securities Act. Such supplement will describe, among other things:

•	the type and terms of the securities being offered;
•	the names of any underwriters, dealers or agents and the number of securities underwritten or purchased by each;
•	the purchase price of the securities;
•	the proceeds we will receive from the sale of the securities and the uses thereof;
•	any purchase options under which underwriters may purchase additional securities from us;
•	any underwriting discounts or commissions, agency fees or other compensation payable to underwriters or agents;
•	any initial public offering price;
•	any discounts or concessions allowed or re-allowed or repaid to dealers; and
•	the securities exchanges or markets on which the securities will be listed, if any.

Underwriters, Dealers and Agents

If we use one or more underwriters in any sale of securities offered under this prospectus, the underwriters will acquire the securities for their own account. The underwriters may then resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may offer the securities to the public directly or through underwriting syndicates represented by managing underwriters. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. The underwriters may change from time to time any public offering price and any discounts or concessions they allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in any prospectus supplement naming such underwriter.

If we use dealers in any sale of securities offered under this prospectus, we will sell the securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale or at a fixed price agreed to with us at the time of sale. In addition, we may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for the period of their appointment or to sell our securities on a continuing basis. If required, the prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers and will include information about any commissions they may be paid in that offering.

Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be “underwriters” as defined in the Securities Act. Any discounts, commissions or profits they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. Only underwriters named in the prospectus supplement are underwriters of the securities offered in such prospectus supplement, and we will describe their compensation in the prospectus supplement.

We may also effect sales of securities offered under this prospectus from time to time in one or more types of transactions (which may include block transactions, special offerings, exchange distributions, secondary distributions or purchases by a broker or dealer) on The NASDAQ Global Select Market or any other national securities exchange or automated trading and quotation system on which our common stock or other securities are listed, in the over-the-counter market, in transactions otherwise than on such exchanges and systems or the over-the-counter market, including negotiated transactions, through options transactions relating to the shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Such transactions may or may not involve brokers or dealers.

Direct Sales

We may choose to sell the securities offered under this prospectus directly. In this case, no underwriters, dealers or agents would be involved except as otherwise indicated in a prospectus supplement.

We may sell the securities offered under this prospectus directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to resales of those securities. The terms of these sales will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities from us at a specific price under delayed delivery contracts. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts. The prospectus supplement relating to the contracts will set forth the price to be paid for offered securities pursuant to such contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the contracts.

Passive Market Making, Stabilization and Other Activities

Unless otherwise specified in the applicable prospectus supplement, each series of securities will be a new issue with no established trading market, other than our common stock, which is listed on The NASDAQ Global Select Market. Any shares of common stock sold hereunder will be listed on The NASDAQ Global Select Market. We may elect to list any other series of securities on any additional exchange or market, but we are not obligated to do so unless stated otherwise in a prospectus supplement. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents and their affiliates. We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates a connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.

Any underwriters who are qualified market makers on the NASDAQ Stock Market may engage in passive market making transactions in our common stock on the NASDAQ Stock Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

In order to facilitate the offering of any of the securities offered under this prospectus, we may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover overallotments, if any, in connection with the distribution. Any underwriter may engage in overallotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with SEC orders, rules and regulations, including Regulation M, and applicable law. To the extent permitted by applicable law and SEC orders, rules and regulations, an overallotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. To the extent permitted by applicable law and SEC orders, rules and regulations, syndicate short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Any of these activities may stabilize or maintain the market price of these securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time, all as will be described in the applicable prospectus supplement.

Limitations under State Law

Under the securities law of various states, the securities offered under this prospectus may be sold in those states only through registered or licensed brokers or dealers. In addition, in various states the securities offered under this prospectus may not be offered and sold unless such securities have been registered or qualified for sale in the state or an exemption from such registration or qualification is available and is complied with. We are not making an offer of securities in any state that does not permit such an offer.

Indemnification

We expect that any agreements we may enter into with underwriters, dealers and agents will include provisions entitling them to indemnification by us against certain civil liabilities, including certain liabilities under the Securities Act, or providing for contribution from us with respect to payments which the underwriters, dealers or agents may be required to make in respect of such civil liabilities. Underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Rogers & Hardin LLP, Atlanta, Georgia.

EXPERTS

The consolidated financial statements of Ameris Bancorp as of December 31, 2016 and 2015 and for each of the three years in the period ended December 31, 2016, and the effectiveness of Ameris Bancorp’s internal control over financial reporting as of December 31, 2016, have been audited by Crowe Horwath LLP, an independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the year ended December 31, 2016, and incorporated in this prospectus by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

$75,000,000

5.75% Fixed-to-Floating Rate Subordinated Notes due 2027

Prospectus Supplement

Sole Book-running Manager

Stephens Inc.

Co-Manager

Sandler O’Neill + Partners, L.P.

March 7, 2017